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                                                                    EXHIBIT 99.1

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                      AMENDED AND RESTATED CREDIT AGREEMENT

                                  BY AND AMONG

                         MORTON INDUSTRIAL GROUP, INC.,

                 THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                                       AND

                     HARRIS TRUST AND SAVINGS BANK, AS AGENT

                          DATED AS OF FEBRUARY 25, 2002

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                                TABLE OF CONTENTS

SECTION                                                HEADING                                            PAGE
SECTION 1.            THE CREDITS............................................................................2

     Section 1.1.     Revolving Credit.......................................................................2
              (a)     Generally..............................................................................2
              (b)     Revolving Loans........................................................................2
     Section 1.2.     Term Credit............................................................................3
     Section 1.3.     Letters of Credit......................................................................3
              (a)     General Terms..........................................................................3
              (b)     Applications...........................................................................4
              (c)     The Reimbursement Obligation...........................................................4
              (d)     The Participating Interests............................................................5
              (e)     Indemnification........................................................................6
              (f)     Change in Laws.........................................................................6
     Section 1.4.     Manner and Disbursement of Borrowings..................................................6
              (a)     Generally..............................................................................6
              (b)     Reimbursement Obligation...............................................................7
              (c)     Agent Reliance on Bank Funding.........................................................7
     Section 1.5.     Manner of Obtaining Letters of Credit..................................................7
     Section 1.6.     The Swing Line.........................................................................8

SECTION 2.            INTEREST AND CHANGE IN CIRCUMSTANCES..................................................10

     Section 2.1.     Interest Rate Options.................................................................10
     Section 2.2.     Minimum Amounts.......................................................................11
     Section 2.3.     Computation of Interest...............................................................11
     Section 2.4.     Manner of Rate Selection..............................................................11
     Section 2.5.     Change of Law.........................................................................11
     Section 2.6.     Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR...................12
     Section 2.7.     Taxes and Increased Costs.............................................................12
     Section 2.8.     Change in Capital Adequacy Requirements...............................................13
     Section 2.9.     Funding Indemnity.....................................................................14
     Section 2.10.    Lending Branch........................................................................14
     Section 2.11.    Lender's Duty to Mitigate.............................................................14
     Section 2.12.    Discretion of Lenders as to Manner of Funding.........................................15
     Section 2.13.    Replacement of Lender.................................................................15
     Section 2.14.    Default Rate..........................................................................16

SECTION 3.            FEES, PREPAYMENTS, TERMINATIONS, APPLICATIONS AND NOTATIONS...........................16

     Section 3.1.     Fees..................................................................................16
     Section 3.2.     Voluntary Prepayments of Revolving Credit and Term Notes..............................18

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
     Section 3.3.     Mandatory Prepayments.................................................................18
     Section 3.4.     Terminations of Revolving Credit Commitments..........................................19
     Section 3.5.     Place and Application of Payments.....................................................20
     Section 3.6.     Notations and Requests................................................................21
     Section 3.7.     Excess Revolving Credit...............................................................21

SECTION 4.            COLLATERAL............................................................................22

     Section 4.1.     Collateral............................................................................22
     Section 4.2.     Guaranties............................................................................22
     Section 4.3.     Further Assurances....................................................................22
     Section 4.4.     Collections...........................................................................23

SECTION 5.            DEFINITIONS; INTERPRETATION...........................................................23

     Section 5.1.     Definitions...........................................................................23
     Section 5.2.     Interpretation........................................................................36
     Section 5.3.     Change in Accounting Principles.......................................................36

SECTION 6.            REPRESENTATIONS AND WARRANTIES........................................................36

     Section 6.1.     Organization and Qualification........................................................36
     Section 6.2.     Subsidiaries..........................................................................37
     Section 6.3.     Margin Stock..........................................................................37
     Section 6.4.     Financial Reports.....................................................................37
     Section 6.5.     Full Disclosure.......................................................................38
     Section 6.6.     Good Title............................................................................38
     Section 6.7.     Litigation and Other Controversies....................................................38
     Section 6.8.     Taxes.................................................................................38
     Section 6.9.     Approvals.............................................................................38
     Section 6.10.    Affiliate Transactions................................................................39
     Section 6.11.    Investment Company; Public Utility Holding Company....................................39
     Section 6.12.    ERISA.................................................................................39
     Section 6.13.    Compliance with Laws..................................................................39
     Section 6.14.    Other Agreements......................................................................39
     Section 6.15.    [Intentionally Omitted]...............................................................40
     Section 6.16.    [Intentionally Omitted]...............................................................40
     Section 6.17.    No Default............................................................................40
     Section 6.18.    Capital Structure.....................................................................40

SECTION 7.            CONDITIONS PRECEDENT..................................................................41

     Section 7.1.     All Advances..........................................................................41
     Section 7.2.     Initial Advance.......................................................................42
     Section 7.3.     Initial Loans.........................................................................43

SECTION 8.            COVENANTS.............................................................................43

     Section 8.1.     Maintenance of Business...............................................................43

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
     Section 8.2.     Maintenance of Property...............................................................43
     Section 8.3.     Taxes and Assessments.................................................................44
     Section 8.4.     Insurance.............................................................................44
     Section 8.5.     Financial Reports.....................................................................44
     Section 8.6.     Interest Coverage Ratio...............................................................46
     Section 8.7.     Cash Flow Leverage Ratio..............................................................47
     Section 8.8.     EBITDA................................................................................47
     Section 8.9.     Fixed Charge Coverage Ratio...........................................................48
     Section 8.10.    Capital Expenditures..................................................................49
     Section 8.11.    Indebtedness..........................................................................49
     Section 8.12.    Liens.................................................................................49
     Section 8.13.    Investments, Loans, Advances and Guaranties...........................................51
     Section 8.14.    Leases................................................................................52
     Section 8.15.    Dividends and Certain Other Restricted Payments.......................................52
     Section 8.16.    Mergers, Consolidations and Sales.....................................................52
     Section 8.17.    Acquisitions..........................................................................53
     Section 8.18.    Maintenance of Subsidiaries...........................................................53
     Section 8.19.    Formation of Subsidiaries.............................................................53
     Section 8.20.    ERISA.................................................................................54
     Section 8.21.    Compliance with Laws..................................................................54
     Section 8.22.    Burdensome Contracts with Affiliates..................................................54
     Section 8.23.    Changes in Fiscal Year................................................................54
     Section 8.24.    Change in the Nature of Business......................................................54
     Section 8.25.    Use of Loan Proceeds..................................................................54
     SECTION 8.26.    [INTENTIONALLY DELETED]...............................................................55
     Section 8.27.    Net Worth.............................................................................55
     Section 8.28.    Bank Warrants.........................................................................55
     Section 8.29.    Class A Common Stock..................................................................55
     Section 8.30.    Issuance of Dilutive Equity...........................................................55
     Section 8.31.    Financial Advisor.....................................................................55

SECTION 9.            EVENTS OF DEFAULT AND REMEDIES........................................................56

SECTION 10.           THE AGENT.............................................................................59

     Section 10.1.    Appointment and Authorization.........................................................59
     Section 10.2.    Rights as a Lender....................................................................59
     Section 10.3.    Standard of Care......................................................................59
     Section 10.4.    Costs and Expenses....................................................................60
     Section 10.5.    Indemnity.............................................................................60
     Section 10.6.    Interest Rate Hedging Arrangements....................................................60

SECTION 11.           JOINT AND SEVERAL LIABILITY AND GUARANTIES............................................61

     Section 11.1.    Joint and Several Liability and Guaranties............................................61
     Section 11.2.    Guaranty Unconditional................................................................61
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
     Section 11.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances...........62
     Section 11.4.    Waivers...............................................................................62
     Section 11.5.    Limit on Recovery.....................................................................63
     Section 11.6.    Stay of Acceleration..................................................................63
     Section 11.7.    Benefit to Guarantors.................................................................63
     Section 11.8.    Guarantor Covenants...................................................................63

SECTION 12.           MISCELLANEOUS.........................................................................63

     Section 12.1.    Holidays..............................................................................63
     Section 12.2.    No Waiver, Cumulative Remedies........................................................63
     Section 12.3.    Waivers, Modifications and Amendments.................................................64
     Section 12.4.    Costs and Expenses....................................................................64
     Section 12.5.    Documentary Taxes.....................................................................64
     Section 12.6.    Survival of Representations...........................................................65
     Section 12.7.    Survival of Indemnities...............................................................65
     Section 12.8.    Notices...............................................................................65
     Section 12.9.    Headings..............................................................................65
     Section 12.10.   Severability of Provisions............................................................65
     Section 12.11.   Counterparts..........................................................................66
     Section 12.12.   Binding Nature, Governing Law, Etc....................................................66
     Section 12.13.   Entire Understanding..................................................................66
     Section 12.14.   Participations........................................................................66
     Section 12.15.   Assignment Agreements.................................................................66
     Section 12.16.   Confidentiality.......................................................................67
     Section 12.17.   Release of Claims.....................................................................67

Signature...................................................................................................69

Exhibit A       --   Revolving Credit Note
Exhibit B       --   Term Note
Exhibit C       --   [Intentionally Deleted]
Exhibit D       --   Swing Line Note
Exhibit E       --   Compliance Certificate
                     Attachment to Compliance Certificate
Exhibit F       --   Notice of Payment Request
Exhibit G       --   Guaranty
Schedule 1         --   Existing Letter of Credit
Schedule 6.2       --   Subsidiaries
Schedule 6.7       --   Litigation
Schedule 8.12      --   Other Liens

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                          MORTON INDUSTRIAL GROUP, INC.

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

        This Amended and Restated Credit Agreement is entered into as of February 25, 2002, by and among Morton Industrial Group, Inc., a Georgia corporation (the "BORROWER"), each of the Subsidiaries from time to time becoming a party hereto, as Guarantors, each of the financial institutions which are or hereafter become party hereto (hereinafter referred to as a "LENDER" and collectively as the "LENDERS"), and Harris Trust and Savings Bank in its capacity as agent hereunder (hereinafter referred to as the "AGENT").

                                 R E C I T A L S

        A. The Borrower has requested that the Lenders continue to extend credit to the Borrower.

        B. The Borrower, the Guarantors, the Lenders and the Agent are currently party to that certain Credit Agreement dated as of May 29, 1998 (as amended, the "PREVIOUS CREDIT AGREEMENT"). The Borrower hereby requests that certain amendments be made to the Previous Credit Agreement and, for the sake of clarity and convenience, that the Previous Credit Agreement be restated as so amended. As part of such amendments to the Previous Credit Agreement, the Borrower has requested that the Lenders refinance the Loans thereunder (the "PREVIOUS LOANS"), extend the maturity of the credit facility provided thereby, and restate the Term A Loan and Term B Loan facilities thereunder as a single Term Loan facility all on and subject to the terms and conditions set forth below. This Agreement shall become effective, and shall amend and restate the Previous Credit Agreement, upon the execution of this Agreement by the Borrower, the Guarantors, the Agent and the Lenders and the satisfaction of the conditions precedent contained in Section 7 hereof; and from and after the Effective Date,
(i) all references made to the Previous Credit Agreement in the Loan Documents or in any other instrument or document shall, without more, be deemed to refer to this Amended and Restated Credit Agreement and (ii) the Previous Credit Agreement shall be deemed amended and restated in its entirety hereby.

        C. The Lenders, upon acceptance of this Agreement in writing and satisfaction of the conditions precedent contained in Section 7 hereof, will continue to lend monies and/or make advances, extensions of credit or other financial accommodations to, on behalf of or for the benefit of the Borrower pursuant hereto, and (i) any Previous Loans which were Revolving Loans under the Previous Credit Agreement and which are not repaid on the Effective Date will automatically, and without further action on the part of the Lenders or the Borrower, become Revolving Loans under this Agreement and be evidenced by the Revolving Credit Notes issued under this Agreement, and (ii) any Previous Loans which were Term A Loans or Term B Loans under the Previous Credit Agreement and are not repaid on the Effective Date will automatically, and without further action on the part of the Lenders or the Borrower, become Term Loans under this Agreement and be evidenced by the Term Notes issued under this Agreement. Any Previous Loans under the Previous Credit Agreement which are repaid on the Effective Date will be paid

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to the holders of the Notes issued under the Previous Credit Agreement ratably according to their interests therein; PROVIDED that Swing Loans outstanding on the Effective Date will become Swing Loans under this Agreement and be evidenced by the Swing Line Notes issued under this Agreement.

        NOW, THEREFORE, in consideration of the recitals set forth above, which by this reference are incorporated into this Agreement set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and subject to the terms and conditions hereof and on the basis of the representations and warranties herein set forth, the Borrower, the Guarantors, the Agent and the Lenders hereby agree to the following:

SECTION 1.     THE CREDITS.

        SECTION 1.1.   REVOLVING CREDIT.

        (a) GENERALLY. Subject to the terms and conditions hereof, each Lender severally agrees to extend credit to the Borrower on a revolving basis under the revolving credit facility described in this Section 1.1 (the "REVOLVING CREDIT") which may be availed of by the Borrower from time to time, and borrowings thereunder may be repaid and used again, during the period from the date hereof to and including the Termination Date, at which time the commitments of the Lenders to extend credit under the Revolving Credit shall expire, PROVIDED that, as set forth in the recitals hereto, the making of the initial Revolving Loans and Letters of Credit on the Effective Date shall not require that the Lenders advance additional funds but instead shall represent a continuation of the Revolving Loans and Letters of Credit outstanding under the Previous Credit Agreement. The maximum amount of the Revolving Credit which each Lender agrees to extend to the Borrower, taken together, shall not exceed its Revolving Credit Commitment. The Revolving Credit may be utilized by the Borrower in the form of Revolving Loans and Letters of Credit, all as more fully hereinafter set forth; PROVIDED, HOWEVER, that the aggregate amount of Revolving Loans, L/C Obligations and Swing Loans outstanding at any one time from the Borrower shall not exceed the lesser of (x) the Available Revolving Credit Commitments in effect at such time or (y) the Borrowing Base as then determined and computed. For all purposes of this Agreement, where a determination of the unused or available amount of the Revolving Credit Commitments is necessary, the Revolving Loans and L/C Obligations shall be deemed to utilize the Revolving Credit Commitments then in effect. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit under the Revolving Credit in excess of its Revolving Credit Commitment.

        (b) REVOLVING LOANS. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Borrower in the form of loans in U.S. Dollars (individually a "REVOLVING LOAN" and collectively the "REVOLVING LOANS"). Each Revolving Loan by the Lenders shall be in a minimum amount of $500,000 or such greater amount which is an integral multiple of $100,000, except to the extent Section 2 provides otherwise in the case of LIBOR Portions. Each Revolving Loan shall be made pro rata by the Lenders in accordance with the amounts of their respective Revolver Percentages. Each advance made by a Lender of its pro rata share of each Revolving Loan shall be evidenced by the same Revolving Credit Note of the Borrower (individually, for each Lender, its "REVOLVING CREDIT NOTE" and collectively, for all the

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Lenders, their "REVOLVING CREDIT NOTES"), jointly and severally, payable to the order of such Lender in the amount of its Revolving Credit Commitment, with each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Each Revolving Credit Note shall be dated the date of issuance thereof, be expressed to bear interest as provided in Section 2 hereof and be expressed to mature on the Termination Date. Without regard to the principal amount of each Revolving Credit Note stated on its face, the actual principal amount at any time outstanding and owing by the Borrower on account thereof shall be the sum of all advances then or theretofore made thereon less all payments of principal actually received.

        SECTION 1.2. TERM CREDIT. Subject to all of the terms and conditions hereof, the Lenders severally agree to make a term loan in U.S. Dollars (the "TERM LOAN") to the Borrower under the term credit facility set forth in this
Section 1.2 in an amount not to exceed their Term Loan Commitments, PROVIDED that the making of the Term Loan shall not require that the Lenders advance additional funds but instead shall represent a continuation of the Term A Loans and Term B Loans outstanding under the Previous Credit Agreement. The Term Loan shall be disbursed in a single advance made on the Effective Date, at which time the commitments of the Lenders to make the Term Loan shall expire. Each Lender shall advance a pro rata share of the Term Loan in accordance with the amounts of its respective Term Percentage. Each Lender's pro rata share of the Term Loan shall be evidenced by a Term Note of the Borrower (individually a "TERM NOTE" and collectively the "TERM NOTES") payable to the order of such Lender in the amount of its pro rata share of the Term Loan, each Term Note to be in the form (with appropriate insertions) attached hereto as Exhibit B. Each Term Note shall mature in monthly installments, commencing on February 28, 2002 and continuing on the last day of each month occurring thereafter to and including June 30, 2003, with the principal installments on the Term Notes to aggregate $235,000 for the installment due on February 28, 2002, $400,000 per installment thereafter and through and including April 30, 2002 and $500,000 per installment thereafter and through and including June 30, 2003, and with a final principal payment on all the Term Notes due on July 1, 2003 in an amount equal to all principal and interest not sooner paid, and with the amount of each payment due on the Term Note held by each Lender to be equal to such Lender's Term Percentage of such payment.

        SECTION 1.3.   LETTERS OF CREDIT.

        (a) GENERAL TERMS. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Agent shall issue standby or commercial letters of credit (each a "LETTER OF CREDIT") for the account of the Borrower (whether for its own account individually or also for the account of any Subsidiary) in U.S. Dollars in an aggregate undrawn face amount up to the amount of the L/C Sublimit as then in effect; PROVIDED, HOWEVER, that the aggregate L/C Obligations at any time outstanding shall not exceed the difference between (x) the lesser of (i) the Available Revolving Credit Commitments in effect at such time or (ii) the Borrowing Base as then determined and computed and (y) the aggregate principal amount of Revolving Loans and Swing Loans then outstanding. Each Letter of Credit shall be issued by the Agent, but each Lender shall be obligated to reimburse the Agent for its Revolver Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in accordance with each Lender's Revolver Percentage.

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        (b)    APPLICATIONS. At any time before the Termination Date, the Agent shall, at the request of the Borrower, issue one or more Letters of Credit for the account of the Borrower (whether for its own account individually or also for the account of any Subsidiary), in a form satisfactory to the Agent, in an aggregate face amount as set forth above, upon the receipt of an application for the Letter of Credit in the form customarily prescribed by the Agent duly executed by the Borrower for whose account such Letter of Credit was issued (each an "APPLICATION"). Each Letter of Credit issued hereunder which is a standby letter of credit shall expire not later than the earlier of (i) twelve
(12) months from the date of issuance and each renewal or (ii) five (5) Business Days prior to the Termination Date. Each Letter of Credit issued hereunder which is a commercial letter of credit shall expire not later than the earlier of (i) one hundred eighty (180) days from the date of issuance and each renewal or (ii) five (5) Business Days prior to the Termination Date. Notwithstanding anything contained in any Application to the contrary (i) the Borrower shall be liable for all obligations in respect of each Letter of Credit, (ii) the Borrower's obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section 3.1(b) hereof, (iii) except during the continuance of an Event of Default, the Agent will not call for the funding by the Borrower of any amount under a Letter of Credit, or any other form of collateral security for the Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iv) if the Agent is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Agent for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2-3/4% plus the Domestic Rate from time to time in effect. The Agent will promptly notify the Lenders of each issuance by it of a Letter of Credit. If the Agent issues any Letters of Credit with expiration dates that are automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Revolving Credit Commitments have been terminated or (iii) an Event of Default exists and the Required Lenders have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 and the other terms of this Section 1.3. Without limiting the generality of the foregoing, the Agent's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of Section 7 and the other terms of this Section 1.3 and the Agent will not issue, amend or extend the expiration date of any Letter of Credit if any Lender notifies the Agent of any failure to satisfy or otherwise comply with such conditions and terms and directs the Agent not to take such action.

        (c) THE REIMBURSEMENT OBLIGATION. Subject to Section 1.3(b) hereof, the obligation of the Borrower to reimburse the Agent for all drawings under a Letter of Credit (a "REIMBURSEMENT OBLIGATION") shall be governed by the Application related to such Letter of Credit, except that reimbursement of each drawing shall be made in immediately available funds at the Agent's principal office in Chicago, Illinois by no later than 12:30 p.m. (Chicago time) on the date when such drawing is paid or, if drawing was paid after 11:30 a.m. (Chicago time), by the end of such day. If the Borrower does not make any such reimbursement payment on the date due and the

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Participating Lenders fund their participations therein in the manner set forth in Section 1.3(d) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(d) below.

        (d) THE PARTICIPATING INTERESTS. Each Lender (other than the Lender then acting as Agent in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the Agent, and the Agent hereby agrees to sell to each such Lender (a "PARTICIPATING LENDER"), an undivided percentage participating interest (a "PARTICIPATING INTEREST"), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Agent. Upon any failure by the Borrower to pay any Reimbursement Obligation in respect of a Letter of Credit issued for the Borrower's account at the time required on the date the related drawing is paid, as set forth in Section 1.3(c) above, or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit F hereto from the Agent to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such certificate is received after such time, pay to the Agent an amount equal to its Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by such Participating Lender at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Domestic Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Agent retaining its Revolver Percentage as a Lender hereunder.

        The several obligations of the Participating Lenders to the Agent under this Section 1.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except to the extent the Borrower is relieved from its obligation to reimburse the Agent for a drawing under a Letter of Credit because of the Agent's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the Agent, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any Lender arising outside this Agreement.

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        (e)    INDEMNIFICATION. Each Participating Lender shall, to the extent of its respective Revolver Percentage, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Lenders under this Section 1.3(d) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all other L/C Documents.

        (f) CHANGE IN LAWS. If the Agent or any Lender shall determine in good faith that any change in any applicable law, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Agent or such Lender (whether or not having the force of law), shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Letters of Credit, or the Agent's or such Lender's or the liability of the Borrower with respect thereto; or

               (ii) impose on the Agent or such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, the Applications or the Letters of Credit;

and the Agent or such Lender shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Agent or such Lender of issuing, maintaining or participating in the Letters of Credit hereunder (without benefit of, or credit for, any prorations, exemptions, credits or other offsets available under any such laws, regulations, guidelines or interpretations thereof), then the Borrower shall pay on demand to the Agent or such Lender from time to time as specified by the Agent or such Lender such additional amounts as the Agent or such Lender shall determine are sufficient to compensate and indemnify it for such increased cost in respect of each such Letter of Credit; PROVIDED, HOWEVER, that the Borrower shall not be obligated to pay any such amount or amounts to the extent such additional cost was incurred or paid by such Lender more than sixty (60) days prior to the date of the delivery of the certificate referred to in the immediately following sentence (nothing herein to impair or otherwise affect the Borrower's liability hereunder for costs subsequently incurred or paid by such Lender).

        SECTION 1.4. MANNER AND DISBURSEMENT OF BORROWINGS. (a) GENERALLY. The Borrower shall give written or telephonic notice to the Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) on any Business Day of each request for a Loan, in each case specifying the type of Loan (whether a Revolving Loan or a Term Loan) which is to be made, the amount of such Loan and the date such Loan is to be made. The Agent shall promptly notify each Lender of the Agent's receipt of each such notice. Each Loan shall initially constitute part of the applicable Domestic Rate Portion except to the extent the Borrower has otherwise timely elected as provided in Section 2 hereof. Not later than 12:00 noon (Chicago time) on the date specified for any Loan to be made by a Lender hereunder, such Lender shall make the proceeds of its pro rata share of such Loan available to the Agent in Chicago in immediately available funds. Subject to the provisions of Section 7 hereof, the proceeds of each Loan shall be made available to the Borrower at the principal office of the Agent in Chicago, Illinois, in immediately available funds, upon receipt by the Agent from each Lender of its pro rata share of such Loan.

        (b) REIMBURSEMENT OBLIGATION. In the event the Borrower fails to give notice pursuant to Section 1.4(a) above of a Revolving Loan equal to the amount of a Reimbursement Obligation and has not notified the Agent by 11:00 a.m. (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Revolving Loan constituting part of the Domestic Rate Portion on such day in the amount of the Reimbursement Obligation then due, subject to Section 7.1 hereof, which Revolving Loan shall be applied to pay the Reimbursement Obligation then due.

        (c) AGENT RELIANCE ON BANK FUNDING. Unless the Agent shall have been notified by a Lender prior to 11:30 a.m. (Chicago time) on the date a Loan is to be made hereunder that such Lender does not intend to make its pro rata share of such Loan available to the Agent, the Agent may assume that such Lender has made such share available to the Agent on such date and the Agent may in reliance upon such assumption make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to the Borrower, the Agent shall be entitled to receive such amount from such Lender forthwith upon the Agent's demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on but excluding the date the Agent recovers such amount at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the federal reserve system for each day as determined by the Agent (or in the case of a day which is not a Business Day, then for the preceding day). If such amount is not received from such Lender by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan, so that the Borrower will have no liability under Section 2.9 hereof with respect to such payment.

        SECTION 1.5. MANNER OF OBTAINING LETTERS OF CREDIT. The Borrower shall provide at least four (4) Business Days' advance written notice to the Agent of a Borrower's request for the issuance for the Borrower's account of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and in the case of an extension or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Agent, in each case, together with the fees called for by this Agreement. The Agent shall promptly notify each Lender of the Agent's receipt of each such notice.

        SECTION 1.6. THE SWING LINE. (a) SWING LOANS. Subject to all of the terms and conditions hereof, Harris Trust and Savings Bank ("HARRIS") agrees to make loans ("SWING LOANS") in U.S. Dollars to the Borrower under the swing line facility set forth in this Section 1.6 (the "SWING LINE") which shall not in the aggregate at any time outstanding exceed the lesser of (i) the Swing Line Commitment or (ii) the difference between (a) the lesser of (1) the Available Revolving Credit Commitments in effect at such time or (2) the Borrowing Base as then determined and computed and (b) the sum of Revolving Loans and L/C Obligations outstanding at the time of computation. The Swing Line Commitment shall be available to the Borrower and may be availed of by the Borrower from time to time and borrowings thereunder may be repaid and used again during the period ending on the Termination Date; PROVIDED that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. All Swing Loans shall be evidenced by a single promissory note of the Borrower issued to Harris in the form of Exhibit D hereto (the "SWING LINE NOTE"). Without regard to the face principal amount of the Swing Line Note, the actual principal amount at any time outstanding and owing by the Borrower on account of the Swing Line Note during the period ending on the Termination Date shall be the sum of all Swing Loans then or theretofore made thereon less all payments actually received thereon during such period.

        (b) PAYMENT. Each Swing Loan shall be due and payable on the last day of the Interest Period selected therefor. The Borrower may voluntarily prepay any Swing Loan bearing interest at the Domestic Rate before its maturity at any time upon notice to Harris prior to 1:00 p.m. (Chicago time) on the date fixed for prepayment, each such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of prepayment; PROVIDED, HOWEVER, the Borrower may not voluntarily prepay any Swing Loan bearing interest at Harris' Quoted Rate before its maturity.

        (c) MINIMUM BORROWING AMOUNT. Each Swing Loan which bears interest with reference to the Domestic Rate shall be in an amount not less than $100,000. Each Swing Loan which bears interest at Harris' Quoted Rate shall be in an amount not less than $500,000.

        (d) INTEREST ON SWING LOANS. Each Swing Loan shall bear interest at the Domestic Rate from time to time in effect plus the Applicable Margin; or (y) if the Borrower so elects in accordance with the following provisions, Harris' Quoted Rate; PROVIDED, HOWEVER, that if any Swing Loan is not paid when due (whether by lapse of time, acceleration or otherwise) such Swing Loan shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at a rate per annum equal to the sum of two percent (2%) plus the interest rate which would otherwise be applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin plus the Domestic Rate from time to time in effect. Interest on each Swing Loan shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand.

        (e) REQUESTS FOR SWING LOANS. The Borrower shall give Harris prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which the Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan and the Interest Period selected therefor. Within thirty (30) minutes after receiving such notice, Harris shall in its discretion quote an interest rate to the Borrower at which Harris would be willing to make such Swing Loan available to the Borrower for a given Interest Period (the rate so quoted for a given Interest Period being herein referred to as "HARRIS' QUOTED RATE"). The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance, and if the Borrower does not so immediately accept Harris' Quoted Rate for the full amount requested by the Borrower for such Swing Loan, the Harris' Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the sum of the Applicable Margin plus the Domestic Rate from time to time in effect. Subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Borrower on the date so requested at the offices of the Agent in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of Harris to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) Harris shall not be obligated to make more than one Swing Loan during any one day.

        (f) REFUNDING LOANS. In its sole and absolute discretion, Harris may at any time, on behalf of the Borrower (which hereby irrevocably authorizes Harris to act on its behalf for such purpose) and with notice to the Borrower, request each Lender to make a Revolving Loan constituting the Domestic Rate Portion of the Revolving Credit Notes in an amount equal to such Lender's Revolver Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless any of the conditions of Section 7.1 are not fulfilled on such date, each Bank shall make the proceeds of its requested pro rata share of such Revolving Loan available to Harris, in immediately available funds, at Harris' principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Revolving Loan shall be immediately applied to repay the outstanding Swing Loans; PROVIDED, HOWEVER, that unless any Default or Event of Default has occurred and is continuing or the Borrower otherwise permits, the proceeds of such Revolving Loan shall not be applied to repay any outstanding Swing Loan bearing interest at Harris' Quoted Rate prior to the end of the Interest Period applicable thereto.

        (g) PARTICIPATIONS. If any Lender refuses or otherwise fails to make its pro rata share of a Revolving Loan when requested by Harris pursuant to
Section 1.6(f) above (because the conditions in Section 7.1 are not satisfied or otherwise), such Lender will, by the time and in the manner such share of such Revolving Loan was to have been funded to Harris, purchase from Harris an undivided participating interest in the outstanding Swing Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans, PROVIDED no purchase of a participation in a Swing Loan bearing interest at Harris' Quoted Rate need be made until after expiration of the Interest Period applicable thereto. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Bank funded to Harris its participation in such Loan. The several obligations of the Lenders under this Section 1.6(g) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section 1.6(g) shall be made without any offset, abatement, withholding or reduction whatsoever.

SECTION 2.     INTEREST AND CHANGE IN CIRCUMSTANCES.

        SECTION 2.1. INTEREST RATE OPTIONS. (a) Subject to the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Revolving Credit Notes and Term Notes (all of the indebtedness evidenced by such Notes, whether or not such Notes are of the same class, bearing interest at the same rate for the same period of time being hereinafter referred to as a "PORTION") may, at the option of the Borrower, bear interest with reference to the Domestic Rate (the "DOMESTIC RATE PORTION") or with reference to the Adjusted LIBOR ("LIBOR PORTIONS"), and Portions of a particular class of Notes may be converted from time to time from one basis for such Notes to the other. All of the indebtedness evidenced by the Revolving Credit Notes and Term Notes which is not part of a LIBOR Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by the Revolving Credit Notes and Term Notes which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Borrower hereby promises to pay interest on each Portion at the rates and times specified in this Section 2.

        (b) DOMESTIC RATE PORTION. Each Domestic Rate Portion shall bear interest (which the Borrower hereby promises to pay at the times herein provided) at the rate per annum determined by adding the Applicable Margin to the Domestic Rate as in effect from time to time, PROVIDED that if a Domestic Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest (which the Borrower hereby promises to pay at the times herein provided), before as well as after judgment, until payment in full thereof at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time. Interest on the Domestic Rate Portion shall be payable monthly on the last day of each month in each year and at maturity of the applicable Notes, and interest after maturity shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate Portions resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

        (c) LIBOR PORTIONS. Each LIBOR Portion shall bear interest (which the relevant Borrower hereby promises to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum determined by adding the Applicable Margin to the Adjusted LIBOR for such Interest Period, PROVIDED that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest (which the Borrower hereby promises to pay at the times herein provided), whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto, and effective at the end of the Interest Period such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to the Domestic Rate Portion of the applicable Notes after default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, with respect to any Interest Period applicable to a LIBOR Portion in excess of three
(3) months, on the date occurring every three (3) months after the date such Interest Period began and at the end of such Interest Period, and interest after maturity shall be due and payable upon demand. The Borrower shall notify the Agent on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Borrower shall notify the Agent of the new Interest Period selected therefor, and in the event the Borrower shall fail to so notify the Agent, such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion of the applicable Notes as of and on the last day of such Interest Period. The Agent shall promptly notify each Lender of each notice received from the Borrower pursuant to the foregoing provision.

        SECTION 2.2. MINIMUM AMOUNTS. Each LIBOR Portion shall be in a minimum amount of $1,000,000 or such greater amount which is an integral multiple of $500,000.

        SECTION 2.3. COMPUTATION OF INTEREST. All interest on each LIBOR Portion shall be computed on the basis of a year of 360 days for the actual number of days elapsed. All interest on the Domestic Rate Portion shall be computed on the basis of a year of 365 days (or, in a leap year, 366 days) for the actual number of days elapsed.

        SECTION 2.4. MANNER OF RATE SELECTION. The Borrower shall notify the Agent by 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date upon which it requests that any LIBOR Portion be created or that any part of the Domestic Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor), and the Agent shall advise each Lender of each notice by 2:00 p.m. (Chicago time) on the same Business Day the Agent receives such notice. If any request is made to convert a LIBOR Portion into the Domestic Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance or conversion of Portions under this Agreement shall be irrevocable.

        SECTION 2.5. CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or of the Notes, if at any time any Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Agent (which shall in turn promptly notify the Borrower and the other Lenders) and the obligation of such Lender to create, continue or maintain LIBOR Portions under this Agreement shall terminate until it is no longer unlawful for such Lender to create, continue or maintain LIBOR Portions. The Borrower, on demand, shall, if the continued maintenance of any such LIBOR Portion is unlawful, thereupon prepay the outstanding principal amount of the affected LIBOR Portions, together with all interest accrued thereon and all other amounts payable to the affected Lender with respect thereto under this Agreement; PROVIDED, HOWEVER, that the Borrower may instead elect to convert the principal amount of the affected LIBOR Portion into the Domestic Rate Portion of the applicable Notes, subject to the terms and conditions of this Agreement.

        SECTION 2.6. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN ADJUSTED LIBOR. Notwithstanding any other provision of this Agreement or of the Notes, if prior to the commencement of any Interest Period:

               (a) the Agent or Required Lenders in good faith determine that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to the Lenders in the relevant market;

               (b) the Agent or Required Lenders in good faith determine that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR; or

               (c) the Agent or Required Lenders in good faith determine that (i) LIBOR as determined by the Agent will not adequately and fairly reflect the cost to the Lenders of funding their LIBOR Portions for such Interest Period and (ii) the Lenders' rights to payment under Section
        2.7 hereof will not reasonably compensate them for such inadequate or unfair reflection of such cost;

then the Agent or Required Lenders, as the case may be, shall promptly give notice thereof to the other Lenders and the Borrower and the obligations of the Lenders to create, continue or effect by conversion any LIBOR Portion in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by or on behalf of the relevant Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

        SECTION 2.7. TAXES AND INCREASED COSTS. With respect to any LIBOR Portion, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law) shall:

               (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing Adjusted LIBOR;

               (ii) subject such Lender, any LIBOR Portion or a Note to the extent it evidences such a Portion, to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or a Note to the extent it evidences such a Portion, except such taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Lender's principal executive office or its lending branch is located;

               (iii) change the basis of taxation of payments of principal and interest due from the Borrower to such Lender hereunder or under a Note to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of such Lender); or

               (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, the disbursement of credit hereunder, any LIBOR Portion or a Note to the extent it evidences any LIBOR Portion;

and such Lender shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Borrower shall pay on demand to such Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount; PROVIDED, HOWEVER, that the Borrower shall not be obligated to pay any such amount or amounts to the extent such additional cost or payment was incurred or paid by such Lender more than sixty
(60) days prior to the date of the delivery of the certificate referred to in the immediately following sentence (nothing herein to impair or otherwise affect the Borrower's liability hereunder for costs or payments subsequently incurred or paid by such Lender). If a Lender makes such a claim for compensation, it shall provide to the Borrower (with a copy to the Agent) a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

        SECTION 2.8. CHANGE IN CAPITAL ADEQUACY REQUIREMENTS. If any Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any of its branches or any corporation controlling such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder or for the credit which is the subject matter hereof to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to liquidity and capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to the Lender such additional amount or amounts reasonably determined by such Lender as will compensate such Lender for such reduction; PROVIDED, HOWEVER, that the Borrower shall not be obligated to compensate such Lender to the extent its rate of return was so reduced more than sixty (60) days prior to the date of such demand (nothing herein to impair or otherwise affect the Borrower's liability hereunder to compensate for subsequent reductions in such Lender's rate of return).

        SECTION 2.9. FUNDING INDEMNITY. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain its part of any Fixed Rate Loan or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result of:

               (i) any payment of a Fixed Rate Loan on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

               (ii) any failure by the Borrower to create, borrow, continue or effect by conversion a Fixed Rate Loan on the date specified in a notice given pursuant to this Agreement, unless such failure results from the Lenders' inability or unwillingness pursuant to Sections 2.5 and 2.6 hereof to create, continue or effect by conversion a LIBOR Portion;

then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If a Lender requests such a reimbursement, it shall provide to the Borrower (with a copy to the Agent) a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined; PROVIDED, HOWEVER, that the Borrower shall not be obligated to pay any such amount or amounts to the extent such loss, cost or expense was incurred by such Lender more than sixty (60) days prior to the date of the delivery of such certificate (nothing herein to impair or otherwise affect the Borrower's liability hereunder to compensate for any subsequent loss, cost, or expense incurred by such Lender).

        SECTION 2.10. LENDING BRANCH. Each Lender may, at its option, elect to make, fund or maintain its pro rata share of the Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section 12.15 hereof or at such of its branches or offices as such Lender may from time to time elect.

        SECTION 2.11. LENDER'S DUTY TO MITIGATE. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under Section 2.5, 2.6 or 2.7 hereof, such Lender will, after notice to the Borrower, to the extent not inconsistent with such Lender's internal policies and customary business practices, use its best efforts to make, fund or maintain the affected LIBOR

Portion or issue or participate in the affected Letter of Credit, as the case may be, through another lending office of such Lender if as a result thereof the unlawfulness which would otherwise require payment of such Portion pursuant to
Section 2.5 hereof would cease to exist or the circumstances which would otherwise terminate such Lender's obligation to make such Portion under Section
2.6 hereof would cease to exist or the increased costs which would otherwise be required to be paid in respect of such Portion or Letter of Credit pursuant to
Section 2.7 hereof would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Portion, or issuance or participation in such Letter of Credit, as the case may be, through such other lending office would not otherwise adversely affect such Portion or such Lender. The Borrower hereby agrees to pay all reasonable expenses incurred by each such Lender in utilizing another lending office pursuant to this Section 2.11.

        SECTION 2.12. DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Notes in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, without limitation, determinations under Sections 2.5, 2.6, 2.7 and 2.9 hereof) shall be made as if each Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of its share of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the LIBOR for such Interest Period.

        SECTION 2.13. REPLACEMENT OF LENDER. (a) In the event that (x) the Borrower receives from a Lender a certificate requesting an amount be paid to such Lender under Section 1.3(f), 2.7 or 2.8 hereof and the Required Lenders have not similarly made requests for payment arising out of the same circumstances or (y) the obligation of any Lender to make or maintain any LIBOR Portion has terminated under Section 2.5 or 2.6 hereof and the obligations of the Required Lenders to make or maintain LIBOR Portions have not similarly terminated by reason of the same circumstances or (z) any Lender becomes a Defaulting Lender, then the Borrower may request other Lenders hereunder to assume in full the Commitments then in effect of the Lender requesting such amount be paid or whose obligations with respect to LIBOR Portions have so terminated or of such Defaulting Lender, as the case may be (such Lender in each case being herein referred to as the "REPLACEABLE LENDER"), and to purchase the Notes issued to the Replaceable Lender at a price equal to the outstanding principal amount of such Notes and the Replaceable Lender's share of any accrued and unpaid interest on such Notes plus accrued and unpaid commitment fees owed to the Replaceable Lender, and if any Lender or Lenders (each an "ASSUMING LENDER") in their sole discretion agree so to assume in full the Commitments of the Replaceable Lender (provided only one Assuming Lender shall assume the Swing Line Commitment, if relevant), and after payment by the Borrower to the Replaceable Lender of all amounts due under this Agreement to such Lender (including any amount specified as due in a certificate submitted under Section 1.3(f), 2.7 or 2.8 hereof) not so paid by the Assuming Lender, then such assumption shall take place in the manner set forth in subsection (b) below. In the event no Lender or Lenders agrees to assume in full the Commitments of the Replaceable Lender, then the Borrower may nominate one or more Lenders not then party to this Agreement so to assume in full the Commitments of the Replaceable Lender, and if such nominated Lender or Lenders are acceptable to the Agent and Required Lenders (excluding the Replaceable Lender), such assumption shall take place in the manner set forth in subsection (b) below and each such Lender or Lenders shall become a Lender hereunder (each a "NEW LENDER") and the Replaceable Lender shall no longer be a party hereto or have any rights hereunder.

        (b) In the event a Replaceable Lender's Commitments are to be assumed in full by an Assuming Lender or a New Lender, then such assumption shall take place on a date acceptable to the Borrower, the Replaceable Lender and the Assuming Lender or New Lender, as the case may be, and such assumption shall take place through the payment of all amounts due under this Agreement to the Replaceable Lender and the execution of such instruments and documents as shall, in the reasonable opinion of the Agent, be reasonably necessary or appropriate for the Assuming Lender or New Lender to assume in full the Commitments of the Replaceable Lender (including, without limitation, the issuance of new Notes and the execution of an amendment hereto making any New Lender a party hereto). In the event no Assuming Lender or New Lender agrees to assume in full the Commitments of the Replaceable Lender, then such Replaceable Lender shall remain a party hereto and its Commitments shall remain in effect.

        (c) The rights and remedies against a Defaulting Lender under this Agreement, including without limitation this Section 2.13, are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Loan which such Defaulting Lender has not funded, and that the Agent, or any Lender may have against such Defaulting Lender with respect to any such Loan.

        SECTION 2.14. DEFAULT RATE. Notwithstanding anything to the contrary contained in Section 2 hereof, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans owing by it (computed on the basis of a year of 360 days and actual days elapsed) at a rate per annum equal to the sum of 4.50% plus the Domestic Rate from time to time in effect; PROVIDED, HOWEVER, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

SECTION 3.     FEES, PREPAYMENTS, TERMINATIONS, APPLICATIONS AND NOTATIONS.

        SECTION 3.1.   FEES.

        (a) COMMITMENT FEE. For the period from and including the date hereof to but not including the Termination Date, the Borrower shall pay to the Agent for the ratable benefit of the Lenders as hereinafter set forth, a commitment fee at the Applicable Margin (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments. Such commitment fee shall be payable monthly in arrears on the last day of each month (commencing on February 28, 2002) and on the Termination Date. Such commitment fee shall be allocated among the Lenders ratably in accordance with the amount of their respective Revolving Credit Commitments which is not in use in the form of Revolving Loans, but with Swing Loans to be deemed Revolving Loans which use exclusively the Revolving Credit Commitment of Harris (or if different, any other Lender which then holds the Swing Line Commitment).

        (b) LETTER OF CREDIT FEES. On the date of issuance or extension, or increase in the amount, of each Letter of Credit pursuant to Section 1.3 hereof, the Borrower shall pay to the Agent for its own account an issuance fee equal to ..125% of the face amount of (or the increase in the face amount of) such Letter of Credit. On the last day of each month (commencing on February 28, 2002), and on the Termination Date, the Borrower shall pay to the Agent for the ratable benefit of the Lenders in accordance with their percentages a fee equal to the Applicable Margin for LIBOR Portions of the Revolving Loans (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily outstanding undrawn amounts during such month of the Letters of Credit. In addition to the letter of credit fees called for above, the Borrower further agrees to pay to the Agent for its own account such processing and transaction fees and charges as the Agent from time to time customarily imposes in connection with any issuance, amendment, cancellation, negotiation and/or payment of letters of credit and drafts drawn thereunder.

        (c) AUDIT AND APPRAISAL FEES. The Borrower shall pay to the Agent for its own use and benefit reasonable charges for audits of the Collateral by the Agent or its agents or representatives in such amounts as the Agent may from time to time reasonably request (the Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits actually performed by it); PROVIDED, HOWEVER, that (i) unless otherwise agreed by the Required Lenders, at least two (2) such audits (each a "SCHEDULED FIELD AUDIT") shall be conducted during each calendar year, and (ii) in the absence of any Default or Event of Default, the Borrower shall not be required to reimburse the Agent for more than two (2) Scheduled Field Audits per calendar year. In addition, the Required Lenders may one time during the term of this Agreement request a comprehensive written appraisal of all of the fixed assets of the Borrower and its Subsidiaries, such appraisal to be conducted at the Borrower's expense by a recognized independent appraisal firm acceptable to the Agent and the Required Lenders and resulting in a written report with a level of detail acceptable to the Agent and the Required Lenders. Absent the occurrence and continuance of an Event of Default, this appraisal shall not be requested prior to July 31, 2002.

        (d) AGENT'S FEE. The Borrower shall pay to the Agent the fees agreed to in a letter exchanged between them.

        (e) RESTRUCTURING AND ACCRUED FEES. The Borrower shall pay to the Agent, for the ratable account of the Lenders, on the earliest of (i) July 1, 2003, (ii) the Termination Date (whether due to acceleration or otherwise) or
(iii) the repayment in full of the aggregate principal amount of all Loans hereunder, the sum of (1) $250,000, representing a restructuring fee earned on the Effective Date and (2) $450,000, representing other fees due and owing to the Lenders on the Effective Date the payment of which has been deferred by agreement of the parties hereto.

        SECTION 3.2.   VOLUNTARY PREPAYMENTS OF REVOLVING CREDIT AND TERM NOTES.

        (a) REVOLVING CREDIT NOTES. The Borrower shall have the privilege of prepaying the Revolving Credit Notes in whole or in part (but if in part, then in a minimum amount of $100,000 or such greater amount which is an integral multiple of $100,000) on any Business Day upon notice thereof to the Agent not later than 11:00 a.m. (Chicago time) on such day, in the case of Domestic Rate Portions, and on the third Business Day prior to such day, in the case of LIBOR Portions, the Agent to promptly so notify the Lenders, by the Borrower paying to the Agent for the account of the Lenders the principal amount to be prepaid and
(i) if such a prepayment prepays such Notes in full and is accompanied by the termination in whole of the Revolving Credit Commitments pursuant to which such Notes were issued, accrued interest thereon to the date of prepayment plus any commitment fee which has accrued and is unpaid and (ii) any amount due the Lenders under Section 2.9 hereof. Any amount so prepaid on the Revolving Credit Notes may, subject to the terms and conditions of this Agreement, be reborrowed.

        (b) TERM NOTES. The Borrower shall have the privilege of prepaying the Term Notes in whole or in part (but if in part, then in a minimum amount of $100,000 or such greater amount which is an integral multiple of $100,000 as to any particular class of Term Notes being prepaid) at any time upon one (1) Business Day's prior notice, in the case of Domestic Rate Portions, and three
(3) Business Days' prior notice, in the case of LIBOR Portions, to the Agent (such notice, if received subsequent to 11:00 a.m. (Chicago time) on a given day, to be treated as though received at the opening of business on the next Business Day), which shall promptly so notify the Lenders, by paying to the Agent for the account of the Lenders the principal amount to be prepaid and (i) if such a prepayment prepays such Notes in full, accrued interest thereon to the date of prepayment and (ii) any amounts due to the Lenders under Section 2.9 hereof. Voluntary prepayments of the principal of each class of the Term Notes shall be applied in several installments thereof due on such class of Notes in the inverse order of their respective maturities. No amount paid or prepaid on the Term Notes may be reborrowed.

        SECTION 3.3.   MANDATORY PREPAYMENTS.

        (a) EXCESS CASH FLOW. No later than August 15, 2002 and February 28, 2003, respectively, the Borrower shall pay over to the Agent for the ratable benefit of the Lenders, as and for a mandatory prepayment, an amount equal to
(i) in the case of the August 15, 2002 payment, 50% of that portion of EBITDA exceeding $7,350,000 for the six (6) month period ending June 30, 2002, and (ii) in the case of the February 28, 2003 payment, 50% of that portion of EBITDA exceeding $13,000,000 for the twelve (12) month period ending December 31, 2002, LESS the amount actually paid to the Agent by the Borrower for the period ending June 30, 2002 pursuant to the immediately preceding clause (i), each such prepayment to be allocated to the Term Loans until repaid in full, and then to prepay the Revolving Loans and prefund any outstanding Letters of Credit.

        (b) EQUITY OFFERING. Within five (5) Business Days of receipt by the Borrower of cash proceeds from any public offering or private placement of any capital stock or other equity securities of the Borrower (other than proceeds from (i) any sale of capital stock of Borrower pursuant to an employee stock ownership plan or (ii) any sale of capital stock of Borrower, or any options to acquire any such stock, to officers, directors or key employees of the Borrower or any of its Subsidiaries as compensation for services rendered or (iii) any exercise by such officers or directors of such options), the Borrower shall make a mandatory prepayment in an amount equal to 100% of the net cash proceeds of such issuance (net only of underwriting discounts and commissions and any other reasonable out-of-pocket costs and expenses directly incurred and payable in connection therewith), such prepayment to be allocated to the Term Loans until repaid in full, and then to prepay the Revolving Loans and prefund any outstanding Letters of Credit.

        (c) ASSET SALES. Any and all proceeds derived from the sale or disposition (whether voluntary or involuntary), or on account of damage or destruction, of the real estate, furniture, fixtures, equipment or other fixed assets of the Borrower or any Subsidiary shall be paid over to the Agent as and for a mandatory prepayment, such prepayment to be allocated to the Term Loans until repaid in full, and then to prepay the Revolving Loans and prefund any outstanding Letters of Credit; PROVIDED, HOWEVER, that (i) the foregoing provisions shall be inapplicable to proceeds received by the Agent under the Collateral Documents if and so long as, pursuant to the terms of the Collateral Documents, the same are to be held by the Agent and disbursed for the restoration, repair or replacement of the property in respect of which such proceeds were received, (ii) no prepayment shall be required with respect to the first $100,000 of net proceeds (i.e., gross proceeds net of out-of-pocket expenses incurred in effecting the sale or other disposition) received during any one calendar year from the sale or other disposition of equipment, furniture and fixtures of the Borrower and its Subsidiaries, taken together, which are worn out, obsolete or, in the good faith judgment of the Borrower or such Subsidiary, no longer desirable to the efficient conduct of its business as then conducted, (iii) no prepayment shall be required with respect to proceeds received from the sale, damage or destruction of any of the equipment or other assets subject to Liens permitted by Section 8.12 hereof if and to the extent such proceeds are applied to reduce the indebtedness secured by such Liens and
(iv) so long as no Default or Event of Default has occurred or is continuing the Borrower or such Subsidiary, as the case may be, may retain the proceeds derived from the sale, damage or destruction of fixtures, furniture and equipment if and to the extent that the Borrower or such Subsidiary establishes to the reasonable satisfaction of the Agent that the equipment sold, damaged, or destroyed has been replaced (or repaired in the case of damaged property) with fixtures, furniture or equipment of at least equal value and utility to that replaced (before any such damage or destruction) which is subject to a first lien in favor of the Agent for the benefit of the Lenders. Nothing herein contained shall in any manner impair or otherwise affect the prohibitions against the sale or other disposition of Collateral contained herein and in the Collateral Documents.

        (d) APPLICATION. Each such prepayment required by this Section 3.3 shall be applied to the Term Notes or the Revolving Credit Notes, as the case may be, ratably in accordance with the unpaid principal balances thereof, with the amount of such prepayments on the Term Notes applied to reduce the remaining scheduled amortization payments on the Term Notes in inverse order of maturity, starting with the final payment due on July 1, 2003.

        SECTION 3.4. TERMINATIONS OF REVOLVING CREDIT COMMITMENTS. (a) VOLUNTARY. The Borrower shall have the right as of the close of any calendar quarter, upon three (3) Business Days' prior notice to the Agent (which shall promptly notify the Lenders), to ratably terminate the Revolving Credit Commitments without premium or penalty and in whole or in part (but if in part, then in an amount not less than $5,000,000 or such greater amount which is an integral multiple of $100,000), PROVIDED that the Revolving Credit Commitments may not be reduced to an amount less than the aggregate principal amount of the Revolving Loans, Swing Loans and L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments pursuant to this Section may not be reinstated. Any reduction of the Revolving Credit Commitments to a level below the L/C Sublimit shall effect a concurrent reduction in the L/C Sublimit so as to equal the total Revolving Credit Commitments after giving effect to such reduction. Each reduction of the Revolving Credit Commitments shall concurrently reduce the Swing Line Commitment by the same percentage as such reduction in the Revolving Credit Commitments.

               (b) MANDATORY. Concurrent with each prepayment of Revolving Loans required under subsections (a), (b) and (c) of Section 3.3, the Revolving Credit Commitments shall permanently terminate ratably in accordance with each Lender's Revolver Percentage by an amount equal to the aggregate amount required to be prepaid and applied against Revolving Loans.

        SECTION 3.5. PLACE AND APPLICATION OF PAYMENTS. All payments of principal, interest, fees and all other amounts payable hereunder shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Agent may specify) on the date any such payment is due and payable. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of the Lender). Payments received by the Agent after 11:00 a.m. (Chicago time) shall be deemed received as of the opening of business on the next Business Day. Except as herein provided, all payments shall be received by the Agent for the ratable account of the Lenders and shall be promptly distributed by the Agent ratably to the Lenders. Unless the Borrower otherwise directs or this Agreement otherwise requires, principal payments on any particular class of Notes shall be first applied to the Domestic Rate Portion of such Notes until payment in full thereof, with any balance applied to the LIBOR Portions of such Notes in the order in which their Interest Periods expire. Any amount paid or prepaid on the Revolving Credit Notes or Swing Line Note may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again. No amount paid or prepaid on the Term Notes may be reborrowed.

        Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Loans and other Obligations or the Hedging Liability by the Agent or any of the Lenders after the occurrence of an Event of Default shall be remitted to the Agent and distributed as follows:

               (a) first, to the payment of any outstanding costs and expenses incurred by the Agent in protecting, preserving or enforcing rights under this Agreement and the other Loan Documents and in any event including all costs and expenses of a character which the Borrower has agreed to pay under Section 12.4 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

               (b) second, to the payment of any outstanding interest or other fees or indemnification amounts due under the Loan Documents other than for principal of the Loans and L/C Obligations, ratably as among the Agent and the Lenders in accord with the amount of such interest and other fees or Obligations owing each;

               (c)    third, to the payment of the principal of the Swing Loans;

               (d) fourth, to the payment of the principal of the other Loans and any liabilities in respect of Reimbursement Obligations and to the Agent to be held as collateral security for any undrawn Letters of Credit (until the Agent is holding an amount of cash equal to the then outstanding amount of all such Letters of Credit), and Hedging Liability, the aggregate amount paid to or held as collateral security for the Lenders and, in the case of Hedging Liability, their Affiliates, to be allocated pro rata as among the Lenders in accord with the then respective aggregate unpaid principal balances of such Loans, the amount of L/C Obligations, and the amount of Hedging Liability;

               (e) fifth, to the Agent and the Lenders ratably in accord with the amounts of other Obligations owing to each of them unless and until all such Obligations have been fully paid and satisfied; and

               (f) sixth, to the Borrower or to whoever the Agent reasonably determines to be lawfully entitled thereto.

        SECTION 3.6. NOTATIONS AND REQUESTS. All Loans made by a Lender against a Note, the status of all amounts evidenced by a Note (if relevant) as constituting part of the Domestic Rate Portion or a LIBOR Portion, and the rates of interest and Interest Periods applicable to such Portions shall be recorded by such Lender on its books and records or, at its option in any instance, endorsed on a schedule to its Note and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by such Lender shall be prima facie evidence in any court or other proceeding brought to enforce its Note of the principal amount remaining unpaid thereon, the status of the Loans evidenced thereby and the interest rates and Interest Periods applicable thereto; PROVIDED THAT the failure of a Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay the principal amount of each Note together with accrued interest thereon. Prior to any Lender's negotiation of a Revolving Credit or Term Note, such Lender shall record on a schedule thereto the status of all amounts evidenced thereby as constituting part of the Domestic Rate Portion or LIBOR Portion and the rates of interest and the Interest Periods applicable thereto.

        SECTION 3.7. EXCESS REVOLVING CREDIT. The Borrower covenants and agrees that if at any time the aggregate principal amount outstanding on the Revolving Loans, Swing Loans and L/C Obligations shall at any time and for any reason exceed the lesser of the (x) the Revolving

Credit Commitments then in effect or (y) the Borrowing Base as then determined and computed, the Borrower shall within one (1) Business Day, without notice or demand, pay over the amount of such excess to the Agent for the account of the Lenders as and for a mandatory prepayment on the Swing Loans or, if the Swing Loans have been prepaid in full but Revolving Loans are outstanding, then and in any such event, such excess shall be paid over to the Agent as and for mandatory prepayment on the Revolving Loans or, if the Revolving Loans have been prepaid in full but L/C Obligations are outstanding, then and in any such event, such excess shall be paid over to the Agent to be applied against the Reimbursement Obligations then outstanding, with any balance held as collateral security for any remaining L/C Obligations.

SECTION 4.     COLLATERAL.

        SECTION 4.1. COLLATERAL. The payment and performance of the Obligations and Hedging Liability shall at all times be secured by, among other things, (a) all of the Borrower's and its Subsidiaries' accounts, chattel paper, documents, instruments, general intangibles, inventory, equipment and certain other assets and property of the Borrower and its Subsidiaries, in each case whether now owned or held or hereafter acquired or arising, pursuant to that certain Second Amended and Restated Security Agreement from the Borrower and its Subsidiaries dated as of even date herewith, as the same may be amended, modified or supplemented from time to time (the "SECURITY AGREEMENT"), (b) all of the capital stock of the Subsidiaries and certain other assets and property of the Borrower and its Subsidiaries, in each case whether now owned or held or hereafter acquired or arising, pursuant to that certain Second Amended and Restated Pledge Agreement from the Borrower dated as of even date herewith, as the same may be amended, modified or supplemented from time to time (the "PLEDGE AGREEMENT"), and (c) the real estate and related assets and properties of the Borrower and its Subsidiaries, in each case whether now owned or held or hereafter acquired or arising, pursuant to mortgages and trust deeds reasonably acceptable to the Agent as to form and substance (as supplemented or otherwise modified from time to time, collectively the "MORTGAGES" and individually each a "MORTGAGE").

        SECTION 4.2. GUARANTIES. Payment of the Notes and the other Obligations, as well as the Hedging Liability, shall at all times be jointly and severally guaranteed by each Subsidiary pursuant hereto or pursuant to a Guaranty issued by such Subsidiary. In the event any Subsidiary is hereafter acquired or formed, the Borrower shall also cause such Subsidiary to execute such Collateral Documents (having terms and conditions substantially similar to those executed by the Borrower and its Subsidiaries in connection with the initial Loans under this Agreement) as the Agent may then require granting the Agent for the benefit of the Lenders a security interest in and lien on the assets of such Subsidiary as collateral security for the Notes and the other Obligations, as well as the Hedging Liability, together with such other instruments, documents, certificates and opinions required by the Agent in connection therewith.

        SECTION 4.3. FURTHER ASSURANCES. The Borrower covenants and agrees that it shall, and shall cause each Subsidiary to, comply with all terms and conditions of each of the Collateral Documents and that the Borrower shall, and shall cause each Subsidiary to, at any time and from time to time as requested by the Agent, execute and deliver such further instruments and do such other acts as the Agent or the Required Lenders may deem necessary or desirable to provide for or protect or perfect the Lien of the Agent in the Collateral.

        SECTION 4.4. COLLECTIONS. The Borrower shall establish and maintain such arrangements as shall be necessary or appropriate to assure that all proceeds of the Collateral of the Borrower and its Subsidiaries are deposited (in the same form as received) in accounts maintained with, or under the dominion and control of, the Agent, such accounts to constitute special restricted accounts, the Borrower and Guarantors acknowledging that the Agent has (and is hereby granted) a lien on such accounts and all funds contained therein to secure the Obligations and Hedging Liability. If and to the extent that proceeds are deposited or maintained in one or more accounts maintained with financial institutions other than the Agent, it shall be a condition to the Borrower's or any Subsidiary's right to establish and maintain such deposit accounts at any time following the Effective Date, that the financial institutions maintaining such accounts shall have delivered to the Agent blocked account agreements satisfactory to the Agent in form and substance pursuant to which such financial institutions acknowledge the Agent's Lien thereon, waive any right of offset or bankers' liens thereon (other than with respect to account maintenance charges and returned items) and agree that, upon notice from the Agent, the collected balances in such accounts will only be transferred to the Agent. The Lenders agree with the Borrower that if and so long as no Default or Event of Default has occurred or is continuing, amounts on deposit in the accounts maintained with the Agent will (subject to the rules and regulations of the Agent as from time to time in effect applicable to demand deposit accounts) be made available to the Borrower and its Subsidiaries for use in the conduct of their business. Upon the occurrence of an Event of Default, the Agent may apply the funds on deposit in such accounts to the Obligations and Hedging Liability.

SECTION 5.     DEFINITIONS; INTERPRETATION.

        SECTION 5.1. DEFINITIONS. The following terms when used herein shall have the following meanings:

        "ACQUISITION" means (i) the acquisition of all or any substantial part of the assets, property or business of any other person, firm or corporation,
(ii) any acquisition of a majority of the common stock or other equity securities of any firm or corporation, or (iii) any other transaction pursuant to which a Person is newly allocated a majority of the profits or losses of any other Person.

        "ADJUSTED LIBOR" means a rate per annum determined by the Agent pursuant to the following formula:

                      Adjusted LIBOR =        LIBOR
                                        -----------------
                                        100%-Reserve Percentage

"RESERVE PERCENTAGE" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation
D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for an Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rate of interest per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of such LIBOR Portion which is scheduled to be made by the Agent. Each determination of LIBOR made by the Agent shall be conclusive and binding absent manifest error.

        "AFFILIATE" means any Person, directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; PROVIDED that, in any event, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

        "AGENT" means Harris Trust and Savings Bank and any successor thereto appointed pursuant to Section 10.1 hereof.

        "APPLICABLE MARGIN" means, with respect to Loans, Reimbursement Obligations, and the commitment fees payable under Section 3.1 hereof the rate per annum specified below:

            Applicable Margin for Domestic Rate Portions under
            the Revolving Credit and Swing Line Commitment and
            Term Loan and Reimbursement Obligations:                 1.50%

            Applicable Margin for LIBOR Portions under the
            Revolving Credit and Term Loan and letter of credit
            fee:                                                     4.00%

            Applicable Margin for commitment fee:                    0.50%.

        "APPLICATION" is defined in Section 1.3 hereof.

        "APPROVED BASE CASE" means the Borrower's final base case projections covering a period at least through June 30, 2003, and approved in form and substance by the Lenders.

        "AUTHORIZED REPRESENTATIVE" means those persons shown on the list of officers and employees of the Borrower pursuant to Section 7.2(a) hereof or on any update of any such list provided by the Borrower to the Agent, or any further or different officers and employees so named by any Authorized Representative in a written notice to the Agent.

        "AVAILABLE REVOLVING CREDIT COMMITMENTS" shall mean Revolving Credit Commitments as then in effect.

        "BANK WARRANTS" means warrants to purchase Class A shares of the Borrower's Common Stock heretofore issued by the Borrower substantially in the form of Exhibit I to the Previous Credit Agreement.

        "BORROWER" is defined in the introductory paragraph hereof.

        "BORROWING BASE" means, as of any time it is to be determined, the sum of:

                    (a) 85% of the then net book value of Eligible Accounts (computed using the method of receivables valuation applied by the Borrower in accordance with GAAP which reflects such value as the net book value of its receivables, except that net book value for such purposes shall not reflect any reserve for accounts more than ninety days past due that have already been excluded from gross accounts in computing such Eligible Accounts) less such other reserves for uncollectibility, location of account debtor, contras and other matters as the Agent or Required Lenders in good faith shall from time to time reasonably deem appropriate to adjust such net book value; PLUS

                    (b) 50% of the value (computed at its cost using the method of inventory valuation applied by the Borrower in accordance with GAAP which reflects such cost on the Borrower's books as its net book value, but in any event after reducing such value as so computed by the aggregate amount of all reserves for obsolescence, slow-moving items, shrinkage and all such other matters as the Agent or Required Lenders in good faith shall from time to time reasonably deem appropriate to adjust such net book value) of Eligible Inventory; PLUS

                    (c)   the Other Asset Value then in effect;

PROVIDED that the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the certificates to be furnished from time to time by the Borrower pursuant to Section 8.5(f) hereof and, if required by the Agent pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence required to be furnished to the Agent pursuant hereto or pursuant to any such Collateral Document. Notwithstanding the foregoing to the contrary: (i) the amount of Eligible Accounts otherwise included in the Borrowing Base shall be reduced, dollar for dollar, by a reserve equal to the amount (if any) by which (x) the aggregate amount of accounts payable owing by the Borrower and its Subsidiaries to Deere and Caterpillar and their respective Affiliates for inventory and supplies purchased (the "DEERE/CATERPILLAR PAYABLES") at any time exceeds (y) $1,000,000; (ii) no reserve will be imposed in computing the Borrowing Base as of any time solely in respect of the Deere/Caterpillar Payables to the extent the same do not exceed such limit; and (iii) the Agent and the Required Lenders shall have the right to impose reserves for other matters arising in connection with receivables owing by Deere and Caterpillar and to otherwise impose reserves in accordance with the Credit Agreement.

        "BUSINESS DAY" means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which banks are dealing in United States Dollar deposits in the interbank market of London, England and Nassau, Bahamas.

        "CAPITAL EXPENDITURES" means for any period capital expenditures of the Borrower and its Subsidiaries during such period as defined and classified in accordance with GAAP.

        "CAPITAL LEASE" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

        "CAPITALIZED LEASE OBLIGATION" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

        "CASH FLOW LEVERAGE RATIO" means, as of any date the same is to be determined, the ratio of (x) Total Funded Debt as of such date to (y) EBITDA for the twelve (12) consecutive monthly accounting periods of the Borrower ending on, or (if none so end) most recently completed prior to such date; PROVIDED HOWEVER, that as of the last day of each monthly accounting period of the Borrower ending prior to January 1, 2003, the Cash Flow Leverage Ratio shall mean the ratio of (x) Total Funded Debt as of such date to (y) the product of
(i) EBITDA for each monthly accounting period of the Borrower (with each such period taken together) which commenced on or any time after January 1, 2002 and is then fully completed and (ii) a fraction, the numerator of which is 12 and the denominator of which is the whole number of such fully completed monthly accounting periods.

        "CASH MATURITIES" means, with reference to any period, the aggregate amount of payments required to be made by the Borrower and its Subsidiaries during such period with respect to principal on all Indebtedness (whether at maturity, as a result of mandatory sinking fund redemption, scheduled mandatory prepayment or otherwise).

        "CASH PREPAYMENTS" means, with reference to any period, the aggregate amount of payments voluntarily made by the Borrower and its Subsidiaries during such period with respect to principal on all Indebtedness.

        "CHANGE OF CONTROL" means the occurrence, at any time after the date hereof, of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing more than 25% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (ii) commencing after the date hereof, individuals who as of the date hereof were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the Borrower unless the Persons replacing such individuals were nominated by William D. Morton or the Board of Directors of the Borrower; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing more than 25% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

        "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

        "COLLATERAL DOCUMENTS" means the Security Agreement, the Pledge Agreement and all other mortgages, deeds of trust, security agreements, assignments, financing statements and other documents as shall from time to time secure the Obligations.

        "COMMITMENTS" means and includes the Revolving Credit Commitments, the Swing Line Commitment and the Term Loan Commitments.

        "COMPANIES" means the Borrower and the Domestic Subsidiaries, and the term "COMPANY" shall mean any of the foregoing unless the context in which such term is used shall otherwise require.

        "COMPLIANCE CERTIFICATE" means a certificate in the form Exhibit E hereto.

        "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or net deficit) of the Borrower and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP.

        "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

        "DEFAULT" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

        "DEFAULTING LENDER" shall mean a Lender which has failed to fund as and when required by the terms and conditions of this Agreement such Lender's ratable share of any Loan hereunder, if any so long as such failure continues unremedied.

        "DOMESTIC RATE" means, for any day, the greater of (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, as in effect on such day; and (ii) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Agent at approximately

10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business
Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Agent for which such rate is being determined, PLUS
(y) 1/2 of 1% (0.5%).

        "DOMESTIC RATE PORTION" is defined in Section 2.1(a) hereof.

        "DOMESTIC SUBSIDIARY" means each Subsidiary of the Borrower which is organized under the laws of the United States of America or any State thereof.

        "EBIT" means, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income for such period in respect of (i) Interest Expense for such period, PLUS
(ii) federal, state and local income taxes for such period.

        "EBITDA" means, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income for such period in respect of (i) Interest Expense for such period, plus
(ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrower and its Subsidiaries.

        "EFFECTIVE DATE" means the date on which the Agent has received signed counterpart signature pages of this Agreement from each of the signatories (or, in the case of a Lender, confirmation that such Lender has executed such a counterpart and dispatched it for delivery to the Agent) and the conditions in
Section 7.1 and 7.2 hereof have been fulfilled.

        "ELIGIBLE ACCOUNT" means each account receivable of each Company that:

               (a) arises out of the sale by such Company of inventory delivered to and accepted by, or out of the rendition of services fully performed by such Company and accepted by, the account debtor on such account receivable, and in each case such account receivable otherwise represents a final sale;

               (b) is an asset of such Company to which it has good and marketable title, is freely assignable, is subject to a perfected, first priority Lien in favor of the Agent, and is free and clear of any other Lien;

               (c) the account debtor thereon is not a Subsidiary or an Affiliate of any Company; and

               (d) is not unpaid more that ninety (90) days after the original due date of the applicable original invoice (which due date must be not more than sixty (60) days subsequent to the date of such original invoice and which invoice date must not be more than four (4) days after the date of the relevant shipment or performance of the relevant services giving rise to such account receivable).

        "ELIGIBLE INVENTORY" means all raw materials and finished goods inventory of each Company (other than packaging, crating and supplies inventory), provided that such inventory:

               (a) is an asset of such Company to which it has good and marketable title, is freely assignable, is subject to a perfected, first priority Lien in favor of the Agent, and is free and clear of any other Lien other than Liens permitted by Sections 8.12(a) hereof; and

               (b)    is located in the United States.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

        "EVENT OF DEFAULT" means any event or condition identified as such in
Section 9.1 hereof.

        "EXISTING LETTERS OF CREDIT" means the Letters of Credit set forth on
Schedule 1 hereto.

        "FIXED CHARGE COVERAGE RATIO" means, as of any date the same is to be determined, the ratio of (i) EBITDA for the twelve (12) consecutive monthly accounting periods of the Borrower ending on, or (if none so end) most recently completed prior to such date to (ii) the sum (during the same twelve (12) consecutive monthly accounting periods) of (a) Interest Expense and (b) Cash Maturities; PROVIDED, HOWEVER, as of the last day of each monthly accounting period of the Borrower ending prior to January 1, 2003, the Fixed Charge Coverage Ratio shall mean the ratio of (i) EBITDA for each monthly accounting period of the Borrower (with each such period taken together) which commenced on or any time after January 1, 2002 and is then fully completed to (ii) the sum of (for the same monthly accounting period or periods of the Borrower) (a) Interest Expense and (b) Cash Maturities.

        "FIXED RATE LOAN" means any LIBOR Portion and (to the extent bearing interest with reference to Harris' Quoted Rate) any Swing Loan.

        "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the Borrower's audited financial statements referred to in Section 6.4 hereof.

        "GUARANTOR" means each Subsidiary that is a signatory hereto or that executes and delivers to the Agent a Guaranty along with the accompanying closing documents required by Section 4.2 hereof.

        "GUARANTEED OBLIGATIONS" is defined in Section 11.1 hereof.

        "GUARANTY" means this Agreement as to Guarantors party hereto and otherwise, a letter to the Agent in the form of Exhibit G hereto executed by a Subsidiary whereby it acknowledges it is party hereto as a Guarantor under Section 11 hereof and also in the case of any Subsidiary not organized under the laws of the United States of any State thereof, such other form of guaranty as shall be reasonably acceptable to the Agent and the Required Lenders.

        "HARRIS" is defined in Section 1.6(a) hereof.

        "HARRIS' QUOTED RATE" is defined in Section 1.6(e) hereof.

        "HEDGING ARRANGEMENTS" is defined in Section 8.26 hereof.

        "HEDGING LIABILITY" means the liability of the Borrower to any of the Lenders or their Affiliates in respect of any interest rate swaps, interest rate caps, interest rate collars, or other interest rate hedging arrangements as the Borrower may from time to time enter into with any one or more of the Lenders or their Affiliates. Unless and until the amount of the Hedging Liability is fixed and determined, the Hedging Liability shall be deemed to be the market value of the notional amount of the hedge from the date of computation to the date the hedge expires.

        "INDEBTEDNESS" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (but specifically excluding (x) trade accounts payable arising in the ordinary course of business which are not more than 180 days past due and (y) unsecured indebtedness of the type and in the amount permitted pursuant to Section 8.11(e) hereof), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (v) all Capitalized Lease Obligations of such Person,
(vi) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money and (vii) each "NON-COMPETE" and like payment owed by such Person in connection with an Acquisition, to the extent such payment would be classified as a liability under GAAP.

        "INTEREST COVERAGE RATIO" means, as of any date the same is to be determined, the ratio of (i) EBIT for the twelve (12) consecutive monthly accounting periods of the Borrower ending on, or (if none so end) most recently completed prior to such date to (ii) Interest Expense for the same twelve (12) consecutive monthly accounting periods; PROVIDED, HOWEVER, as of the last day of each monthly accounting period of the Borrower ending prior to January 1, 2003, the Interest Coverage Ratio shall mean the ratio of (i) EBIT for each monthly accounting period of the Borrower (with each such period taken together) which commenced on or any time after January 1, 2002 and is then fully completed to
(ii) Interest Expense for the same monthly accounting period or periods of the Borrower.

        "INTEREST EXPENSE" means, with reference to any period (the "MEASUREMENT PERIOD"), the sum of all interest charges with respect to Indebtedness (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Borrower and its Subsidiaries for such measurement period determined in accordance with GAAP.

        "INTEREST PERIOD" means, (a) with respect to any Swing Loan, the period commencing on the date such Swing Loan is made and ending one to five, inclusive, days thereafter as selected by the Borrower in the notice provided herein and (b) with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending one (1), two (2) or three (3) months thereafter as selected by the Borrower in its notice as provided herein; PROVIDED THAT, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) no Interest Period may extend beyond the final maturity date of any Note evidencing such Portion;

               (iii) the interest rate to be applicable to each LIBOR Portion or Swing Loan for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

               (iv) no Interest Period may be selected if after giving effect thereto the Borrower will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

        For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

        "L/C DOCUMENT" shall mean the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

        "L/C OBLIGATIONS" means as of any date the same is to be determined, the sum of (i) the aggregate undrawn amount then available under the Letters of Credit then outstanding (with the undrawn amount available under a Letter of Credit to be the maximum amount which can then be drawn thereunder (after giving effect to any prior reductions in such amount, whether scheduled on the face of such Letter of Credit or due to prior partial drawings) under any circumstances and over any period of time plus (ii) all unpaid Reimbursement Obligations then outstanding (other than any such Reimbursement Obligations as are being repaid the same day directly out of the proceeds of a Revolving Loan requested for such purpose).

        "L/C SUBLIMIT" shall mean $2,000,000, in each case as the same may be reduced pursuant to Section 3.4 hereof.

        "LENDER" means Harris Trust and Savings Bank, the other financial institutions which are signatories hereto, and all other financial institutions becoming parties hereto pursuant to Section 12.15 hereof.

        "LETTERS OF CREDIT" is defined in Section 1.3 hereof.

        "LIBOR INDEX RATE" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

        "LIBOR PORTIONS" is defined in Section 2.1(a) hereof.

        "LIEN" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, capital lease or other title retention arrangement.

        "LOAN DOCUMENTS" means this Agreement, the Notes, the Applications, the L/C Documents, the Guaranties and the Collateral Documents.

        "LOANS" means and includes Revolving Loans, the Term Loans and the Swing Loans.

        "MATERIAL PLAN" is defined in Section 9.1(j) hereof.

        "MID-CENTRAL" means Mid-Central Plastics, Inc., an Iowa corporation.

        "MORTON SOUTH CAROLINA" means Morton Metalcraft Co. of South Carolina, a South Carolina corporation.

        "NET WORTH" means, at any time the same is to be determined, the total shareholder equity (including common and preferred capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding minority interest in Subsidiaries) which would appear on the balance sheet of the Borrower and its Subsidiaries determined on a consolidation basis in accordance with GAAP.

        "NOTES" means and includes the Revolving Credit Notes, the Swing Line Note and the Term Notes. When used with reference to the Notes, the term "CLASS" of Notes refers to the status of such Notes as one of the following three types, Revolving Credit Notes, Term Notes and the Swing Line Note, such Notes to constitute three separate classes of Notes.

        "OBLIGATIONS" means all obligations of the Borrower to pay the principal and interest on the Loans, all Reimbursement Obligations, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

        "OTHER ASSET VALUE" means $2,500,000.

        "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

        "PERCENTAGES" means, for each Lender, such Lender's Revolver Percentage, Term A Percentage and Term B Percentage, unless the context in which such term is used shall otherwise require.

        "PERSON" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

        "PLAN" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4064 of ERISA.

        "PLEDGE AGREEMENT" is defined in Section 4.1 hereof.

        "PORTION" is defined in Section 2.1(a) hereof.

        "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "REIMBURSEMENT OBLIGATION" is defined in Section 1.3(c) hereof.

        "REQUIRED LENDERS" means, as of the date of determination thereof, any two (2) or more Lenders holding (including through participation interests) at least 66-2/3% in aggregate principal amount of the Loans, L/C Obligations and Unused Revolving Credit Commitments outstanding hereunder.

        "REVOLVER PERCENTAGE" means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in L/C Obligations) of the aggregate principal amount of all outstanding Revolving Loans and L/C Obligations.

        "REVOLVING CREDIT" is defined in the introductory paragraph hereof.

        "REVOLVING CREDIT COMMITMENTS" shall mean the commitments of each Lender to extend credit under the Revolving Credit in the aggregate amount of $21,000,000 for all the Lenders (each Lender's share of the total Revolving Credit Commitments to be in the percentage set forth opposite such Lender's signature to this Credit Agreement under the heading "Revolving Credit Commitment" and, if applicable, opposite such Lender's signature on the relevant Assignment Agreement delivered pursuant to Section 12.15 hereof) (subject to the paragraph immediately following).

        All increases or reductions in the Revolving Credit Commitments shall increase or decrease the Revolving Credit Commitments of the Lenders pro rata in accordance with their Revolver Percentages.

        "REVOLVING CREDIT NOTES" is defined in Section 1.1 hereof.

        "REVOLVING LOANS" is defined in Section 1.1 hereof.

        "SECURITY AGREEMENT" is defined in Section 4.1 hereof.

        "SMP" means SMP Steel Corporation, a South Carolina corporation.

        "SUBORDINATED DEBT" means (x) the currently outstanding Indebtedness of the Borrower evidenced by those two Non-Negotiable Promissory Notes (subordinated) each dated as of April 8, 1998, one payable to the order of Joseph T. Buie, Jr. in the currently outstanding principal amount of $1,739,831 and the second payable to the order of Ernest J. Butler in the currently outstanding principal amount of $827,018 and (y) any other indebtedness for borrowed money subordinated in right of payment to the prior payment of the Obligations by written provisions acceptable to the Agent and Required Lenders in form and substance and otherwise pursuant to documentation, in an amount, and containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms in form and substance satisfactory to the Agent and Required Lenders.

        "SUBSIDIARY" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of such Subsidiaries.

        "SWING LINE" is defined in the introductory paragraph hereof.

        "SWING LINE COMMITMENT" means $1,000,000 as reduced pursuant to the terms hereof.

        "SWING LINE NOTE" is defined in Section 1.6(a) hereof.

        "SWING LOANS" is defined in Section 1.6(a) hereof.

        "TELERATE PAGE 3750" means the display designated as "PAGE 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

        "TERM LOAN" is defined in Section 1.2 hereof.

        "TERM LOAN COMMITMENTS" means the commitments of the Lenders to make Term Loans in the amounts set forth opposite their signature hereto under the headings "TERM LOAN" and opposite their signatures on Assignment Agreements delivered pursuant to Section 12.15 hereof under the heading "TERM LOAN," as such amount may be reduced pursuant hereto. The Term Loan Commitments are $32,965,419.92 as of the date hereof.

        "TERM NOTE" is defined in Section 1.2 hereof.

        "TERM PERCENTAGE" means, for each Lender, the percentage held by such Lender of the aggregate principal amount of the outstanding Term Loan.

        "TERMINATION DATE" means (x) July 1, 2003, or (y) if earlier, such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Sections 3.4, 9.2 or 9.3 hereof.

        "TOTAL FUNDED DEBT" means, at any time the same is to be determined, the aggregate of all Indebtedness of the Borrower and its Subsidiaries at such time, PLUS all Indebtedness of any other Person which is directly or indirectly guaranteed by the Borrower or any of its Subsidiaries or which the Borrower of any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Borrower or any of its Subsidiaries has otherwise assured a creditor against loss.

        "UNFUNDED VESTED LIABILITIES" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

        "UNUSED REVOLVING CREDIT COMMITMENTS" means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans, Swing Loans and L/C Obligations.

        "WELFARE PLAN" means a "welfare plan" as defined in Section 3(1) of ERISA.

        "WHOLLY OWNED SUBSIDIARY" means a Subsidiary of the Borrower all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or

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other equity interests are owned by the Borrower and/or one or more Wholly Owned
Subsidiaries within the meaning of this definition.

        SECTION 5.2. INTERPRETATION. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

        SECTION 5.3. CHANGE IN ACCOUNTING PRINCIPLES. If, after the date of this Agreement, there shall occur any change in generally accepted accounting principles from those used in the preparation of the financial statements referred to in Section 6.4 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenant, standard and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 6.     REPRESENTATIONS AND WARRANTIES.

        The Borrower represents and warrants to the Lenders as follows:

        SECTION 6.1. ORGANIZATION AND QUALIFICATION. The Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the State of Georgia, and has full and adequate corporate power to own its Property and carry on its business as now conducted. The Borrower is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying unless and to the extent that the failure to be so licensed or qualified or to be in such good standing would not have any material adverse effect on the financial condition, Properties, business, or operations of the Borrower or in its ability to perform or the Agent's ability to enforce performance of the Borrower's obligations under the Loan Documents. The Borrower has full right and authority to enter into this Agreement, to obtain the credit herein provided for, to issue its Notes in evidence of the borrowings herein provided for, to execute and deliver each Loan Document delivered by it, and to perform each and all of the matters and things therein provided for; and the Loan Documents do not, nor does the performance or observance by the Borrower of any of the matters and things therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree

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binding upon the Borrower or any charter or by-law provision of the Borrower or any covenant, indenture or agreement of or affecting the Borrower or any of its respective Properties, or result in the creation or imposition of any Lien on any Property of the Borrower.

        SECTION 6.2. SUBSIDIARIES. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and carry on its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying unless and to the extent that the failure to be so licensed or qualified or to be in such good standing would not have any material adverse effect on the financial condition, Properties, business or operations of the Borrower and its Subsidiaries taken as a whole or in its ability to perform or the Agent's ability to enforce performance of the Borrower's obligations under the Loan Documents. Each Subsidiary has full right, power and authority to execute and deliver each Loan Document delivered by it and to observe and perform each and all of the matters and things therein provided for, and the Loan Documents do not, nor will the performance or observance by any Subsidiary of any of the matters and things therein provided for, contravene any provision of law or any charter or by-law provision of any Subsidiary or any covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or any of their respective Properties or require any governmental approval or consent. Schedule 6.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

        SECTION 6.3. MARGIN STOCk. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or Letter of Credit issued hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

        SECTION 6.4. FINANCIAL REPORTS. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of KPMG LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries as at November 30, 2001 and the related consolidated

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statements of income, retained earnings and cash flows of the Borrower and its
Subsidiaries for the eleven (11) months then ended, heretofore furnished to the Lenders, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Borrower nor any of its respective Subsidiaries has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof. Since November 30, 2001, there has been no material adverse change in the condition (financial or otherwise) or business prospects of the Borrower and its Subsidiaries taken as a whole.

        SECTION 6.5. FULL DISCLOSURE. The statements and information furnished to the Agent and the Lenders in connection with the negotiation of this Agreement and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained therein or herein not misleading, the Lenders acknowledging that as to any projections furnished to any Lender and the Borrower only represent that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable.

        SECTION 6.6. GOOD TITLE. The Borrower and its respective Subsidiaries have good and defensible title to their respective material assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Lenders (except for sales of assets by the Borrower and such Subsidiaries in the ordinary course of their respective businesses), subject to no Liens other than such thereof as are permitted by
Section 8.12 hereof.

        SECTION 6.7. LITIGATION AND OTHER CONTROVERSIES. Except as set forth on Schedule 6.7, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any of its Subsidiaries which if adversely determined would result in any material adverse change in the financial condition, Properties, business or operations of the Borrower and its Subsidiaries taken as a whole.

        SECTION 6.8. TAXES. All tax returns with respect to any income tax or other material tax required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid. The Borrower does not know of any proposed additional tax assessment against the Borrower or any Subsidiary which if paid (taking into consideration any cash segregated for such purpose) would result in any material adverse change in the financial condition, Properties, business or operations of the Borrower and its Subsidiaries taken as a whole. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower and each Subsidiary have been made, or (to the extent such provisions have not been made) adequate cash reserves for such taxes have been segregated, in each case for all open years, and for its current fiscal period.

        SECTION 6.9. APPROVALS. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any

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approval or consent of the stockholders of the Borrower or any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower of this Agreement, the Applications or the Notes.

        SECTION 6.10. AFFILIATE TRANSACTIONS. Neither the Borrower nor any of its Subsidiaries is a party to any contracts or agreements with any of its Affiliates (other than with Wholly Owned Subsidiaries) on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

        SECTION 6.11. INVESTMENT COMPANY; PUBLIC UTILITY HOLDING COMPANY. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 6.12. ERISA. The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

        SECTION 6.13. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to the Properties or business operations of the Borrower or any such Subsidiary (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes or substances), non-compliance with which would reasonably be expected to have a material adverse effect on the financial condition, Properties, business or operations of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its Subsidiaries has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action would reasonably be expected to have a material adverse effect on the financial condition, Properties, business or operations of the Borrower and its Subsidiaries taken as a whole.

        SECTION 6.14. OTHER AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is in default under the terms of any covenant, indenture or agreement of or affecting the Borrower or any such Subsidiary or any of their Properties, which default would have a material adverse effect on the financial condition, Properties, business or operations of the Borrower and its Subsidiaries taken as a whole.

        SECTION 6.15. [INTENTIONALLY OMITTED].

        SECTION 6.16. [INTENTIONALLY OMITTED].

        SECTION 6.17. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

        SECTION 6.18. CAPITAL STRUCTURE.

        (a) GENERALLY. The authorized capital stock of the Borrower consists of (i) 20,000,000 shares of Class A Common Stock, $.01 par value, of which there were 4,400,850 shares issued and outstanding as of December 31, 2001 and no shares held in the treasury of the Borrower; (ii) 200,000 shares of Class B Common Stock, $.01 par value, of which there were 200,000 shares issued and outstanding as of December 31, 2001 and no shares held in the treasury of the Borrower; and (iii) 2,000,000 shares of Preferred Stock, no par value, of which 10,000 shares were issued and outstanding as of December 31, 2001 and no shares held in the treasury of the Borrower. All outstanding shares of the Borrower's Class A and Class B Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Borrower or any agreement or document to which the Borrower is a party or by which it is bound. As of December 31, 2001 the Borrower had remaining a reserve of an aggregate of 1,166,711 shares, 68,956 shares and 25,000 shares, respectively, of the Borrower's Class A Common Stock for issuance to employees pursuant to the Borrower's 1997 Employee Stock Option Plan (the "STOCK OPTION PLAN"), the Borrower's Amended and Restated Executive and Director Stock Option Agreements ("EXECUTIVE OPTION AGREEMENTS") and the Borrower's Morton Industrial Group, Inc. Nonemployee Directors' Compensation Plan (the "BORROWER DIRECTOR PLAN"). The Borrower may also issue "payment-in-kind" Preferred Stock in lieu of cash dividends on its outstanding Preferred Stock. Schedule 6.18 sets forth for each Person who held options to acquire shares of the Borrower's Class A or Class B Common Stock, or any other capital stock of the Borrower, in each case at December 31, 2001 the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option was vested at such date and the vesting schedule for such option.

        (b)    OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in
Section 6.18(a), as of December 31, 2001, there are no equity securities, partnership interests or similar ownership interests of any class of the Borrower, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for the Bank Warrants listed on Schedule 6.18 and as set forth in Section 6.18(a), as of December 31, 2001, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Borrower or any of its Subsidiaries is a party or by which it is bound obligating the Borrower or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of the Borrower or any of its Subsidiaries or obligating the Borrower or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement.

SECTION 7.     CONDITIONS PRECEDENT.

        The obligation of the Lenders to make any Loan or of the Agent to issue any Letter of Credit under this Agreement is subject to the following conditions precedent:

        SECTION 7.1. ALL ADVANCES. As of the time of the making of each Loan and the issuance of each Letter of Credit (including the initial Loan and the initial Letter of Credit) hereunder:

               (a)    each of the representations and warranties set forth in
        Section 6 hereof and the Applications shall be true and correct in all material respects as of such time, except to the extent the same relate expressly to an earlier date;

               (b) the Borrower shall be in compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing hereunder;

               (c) in the case of each Revolving Loan, Swing Loan or Letter of Credit, after giving effect to such extension of credit, the aggregate principal amount outstanding on all Revolving Loans, Swing Loans and L/C Obligations shall not exceed the lesser of (i) the Available Revolving Credit Commitments then in effect or (ii) the Borrowing Base as then determined and computed;

               (d) in the case of each Swing Loan, after giving effect to such extension of credit, the aggregate principal amount of all Swing Loans shall not exceed the Swing Line Commitment then in effect;

               (e) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect; and

               (f) in the case of the issuance of any Letter of Credit, the Agent shall have received a properly completed Application therefor and, in the case of an extension or increase in the amount of the Letter of Credit, the Agent shall have received a written request therefor, in a form acceptable to the Agent, with such Application or written request, in each case to be accompanied by the fees required by this Agreement.

        Each Borrower's request for any Loan or for any Letter of Credit, shall constitute its warranty to the Agent and the Lenders on the date such credit is to be extended as to the facts specified in paragraphs (a) and (b) of this Section.

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        SECTION 7.2.  INITIAL ADVANCE. Prior to the making of the initial Loan or the issuance of the initial Letter of Credit hereunder, the following conditions precedent shall also have been satisfied:

               (a) the Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by the
        Lenders:

                      (i) the Notes;

                      (ii) the Collateral Documents and the UCC financing
               statements requested by the Agent in connection therewith;

                      (iii) a date-down endorsement for each policy of title
               insurance and all endorsements thereunder delivered in connection with the Previous Credit Agreement in form and substance acceptable to the Agent (which will, among other things, insure over any survey exception) from the issuer of such policy or another title insurance company acceptable to the Agent, maintaining the existing level of coverage under each such policy, PROVIDED that any such endorsements which are not available at the time of the making of the initial Loan hereunder will be delivered by the Borrower not later than 90 days after the date hereof;

                      (iv) supplements to each mortgage delivered under the
               Previous Credit Agreement, duly executed, reflecting the terms of this Amended and Restated Credit Agreement;

                      (v) certified copies of resolutions of the Board of
               Directors of the Borrower and each Guarantor authorizing the execution and delivery of the Loan Documents delivered by them and indicating the authorized signers of such Loan Documents;

                      (vi) copies of the articles of incorporation and by-laws
               of the Borrower and each Guarantor certified as true and correct by the Secretary or other appropriate officer of the Borrower or such Guarantor, as the case may be;

                      (vii) a good standing certificate for the Borrower and
               each Guarantor, dated as of a date no earlier than thirty days prior to the date hereof, from the appropriate governmental office in the jurisdiction of its incorporation; and

                    (viii) an incumbency certificate containing the name, title and genuine signatures of the Borrower's Authorized Representatives; and

               (b) the Agent shall have received for the account of and addressed to the Lenders the favorable written opinion of counsel for the Borrower and certain Guarantors in form and substance acceptable to the Agent and the Lenders;

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               (c)    the Agent shall have received from the Borrower
        reimbursement for any expenses incurred in connection with the Loan Documents or the Previous Credit Agreement (including, without limitation, legal fees);

               (d) the Agent shall have received (i) a certificate showing a computation of the Borrower's compliance with the financial covenants set forth herein as of a date and covering periods to be determined by the Agent, such computation to be in form and substance reasonably satisfactory to the Agent and otherwise in reasonable detail and (ii) a Borrowing Base Certificate as of a date no less than five Business Days prior to the Effective Date;

               (e) the Liens granted to the Agent under the Collateral Documents shall have been perfected in a manner satisfactory to each Lender and its counsel;

               (f) The Agent shall have received and approved as to form and substance an internally prepared balance sheet for the Borrower and each Subsidiary as at November 30, 2001 and an internally prepared income statement and statement of retained earnings and cash flows for the quarter then ended;

               (g) the Lenders shall have received and approved the Approved Base Case;

               (h) the Borrower and the holders of the Bank Warrants shall have executed and delivered amendments thereto in form satisfactory to each such holder extending the Expiration Dates (as defined in the Bank Warrants) to December 31, 2003; and

               (i) the Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates and opinions as the Agent or the Lenders may reasonably request.

        SECTION 7.3. INITIAL LOANS. As described in the recitals hereto, the initial Loans shall represent a continuation of the Previous Loans.

SECTION 8.     COVENANTS.

        The Borrower agrees that, so long as any Loans, Letters of Credit or Commitments are available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the Required
Lenders:

        SECTION 8.1. MAINTENANCE OF BUSINESS. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and keep in force and effect its corporate existence (except to the extent such existence terminates in mergers and consolidations permitted by Section 8.16 hereof) and all licenses, permits and franchises necessary to the proper conduct of its business.

        SECTION 8.2. MAINTENANCE OF PROPERTY. The Borrower will maintain, preserve and keep those of its Properties material to its business in good repair, working order and condition (ordinary wear and tear excepted) and will from time to time make all needful and proper repairs,

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renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and will cause each of their respective Subsidiaries to do so in respect of Property owned or used by it.

        SECTION 8.3. TAXES AND ASSESSMENTs. The Borrower will duly pay and discharge, and will cause each of its Subsidiaries to duly pay and discharge, all federal and other material taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

        SECTION 8.4. INSURANCE. The Borrower will insure and keep insured, and will cause each of its Subsidiaries to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower will insure, and cause each of their respective Subsidiaries to insure, such other hazards and risks (including employers' and public liability risks) with other good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower will upon request of the Agent furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

        SECTION 8.5. FINANCIAL REPORTS. The Borrower will, and will cause each of its Subsidiaries to, maintain a standard system of accounting in accordance with GAAP, will permit the Agent, each Lender and their representatives to visit and inspect the properties and assets (including books and records) of the Borrower and its Subsidiaries at all reasonable times and will furnish to the Agent, each Lender and their duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as the Agent or such Lender may reasonably request; and without any request, the Borrower will furnish to the Lenders:

               (a) (i) as soon as available, and in any event within 45 days after the close of each monthly fiscal period of the Borrower which is also the end of a fiscal quarter of the Borrower and within 30 days after the close of each other monthly fiscal period of the Borrower, a copy of the balance sheet and statements of income of the Borrower and its Subsidiaries for such period, and (ii) as soon as available, and in any event within 45 days after the close of each monthly fiscal period of the Borrower which is also the end of a fiscal quarter of the Borrower, a copy of the statements of retained earnings and cash flows of the Borrower and its Subsidiaries for such period, all prepared on a consolidated basis and in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes) and certified to by the chief financial officer of the Borrower;

               (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period, and accompanying notes thereto, all in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of KPMG LLP or another firm of independent public accountants of recognized national standing, selected by the Borrower and satisfactory to the Agent, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

               (c) if any Lender so requests, the Borrower, not later than 10 days after receipt thereof, a copy of any management letters on internal accounting controls of the Borrower or any Subsidiary prepared by its independent public accountants;

               (d) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Borrower sends to its shareholders, and copies of all other regular, periodic and special reports (other than SEC Form 3, Form 4, Form 5, Form S-8 or similar administrative reports) and all registration statements the Borrower files with the Securities and Exchange Commission or any successor thereto, or with any national securities exchanges;

               (e) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower or any Subsidiary which, if adversely determined, would have a material adverse effect on the financial condition, Properties, business or operations of the Borrower and its Subsidiaries taken as a whole or of the occurrence of any Default or Event of Default hereunder; and

               (f) as soon as available, but in any event within 3 Business Days following the close of each weekly accounting period of the Borrower, a written certificate signed by the Borrower's chief financial officer showing in reasonable detail the computation of the Borrowing Base as of the close of such weekly accounting period, such certificate to be in form and substance reasonably acceptable to the Agent and the Required Banks (it being understood, however, that Eligible Inventory need only be computed within 30 days after the last day of each month).

        Each of the financial statements furnished to the Lenders pursuant to clauses (a) and (b) of this Section shall be accompanied by a written certificate in the form attached hereto as Exhibit E signed by the chief financial officer of the Borrower to the effect that to the best of the chief financial officer's knowledge and belief no Default or Event of Default is continuing as of the close of the period covered by such statements or, if any such Default or Event of Default is continuing as of the close of such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 8.6, 8.7, 8.8, 8.9 and 8.10 of this Agreement.

        The Borrower will, and will cause each Subsidiary to, permit the Agent, the Lenders and their duly authorized representatives to visit and inspect any of the Properties of the Borrower and its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Lenders (and such Persons as any Lender may designate) the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

        SECTION 8.6. INTEREST COVERAGE RATIO. The Borrower will, as of the last day of each monthly accounting period of the Borrower ending on or about any date specified below, maintain an Interest Coverage Ratio as of such date of not less than:

                                              INTEREST COVERAGE RATIO
              PERIOD ENDING ON OR ABOUT        SHALL NOT BE LESS THAN

                  February 28, 2002                  0.15 to 1.0
                     March 31, 2002                  0.95 to 1.0
                     April 30, 2002                  0.90 to 1.0
                       May 31, 2002                  0.90 to 1.0
                      June 30, 2002                  1.10 to 1.0
                      July 31, 2002                  0.90 to 1.0
                    August 31, 2002                  0.80 to 1.0
                 September 30, 2002                   1.0 to 1.0
                   October 31, 2002                  0.90 to 1.0
                  November 30, 2002                  0.90 to 1.0
                  December 31, 2002                  0.90 to 1.0
                   January 31, 2003                  0.90 to 1.0
                  February 28, 2003                  0.90 to 1.0
                     March 31, 2003                  0.90 to 1.0
                     April 30, 2003                  0.95 to 1.0
                       May 31, 2003                   1.0 to 1.0
                      June 30, 2003                  1.05 to 1.0

        SECTION 8.7. CASH FLOW LEVERAGE RATIO. The Borrower shall not, at any time during any monthly accounting period of the Borrower ending on or about any date specified below, permit the Cash Flow Leverage Ratio at any time during such monthly accounting period to be greater than:

                                                CASH FLOW LEVERAGE
                                                RATIO SHALL NOT BE
              PERIOD ENDING ON OR ABOUT            GREATER THAN

                  February 28, 2002                  7.75 to 1.0
                     March 31, 2002                  4.95 to 1.0
                     April 30, 2002                  4.65 to 1.0
                       May 31, 2002                  4.75 to 1.0
                      June 30, 2002                  4.45 to 1.0
                      July 31, 2002                  4.60 to 1.0
                    August 31, 2002                  4.85 to 1.0
                 September 30, 2002                  4.60 to 1.0
                   October 31, 2002                  4.60 to 1.0
                  November 30, 2002                  4.65 to 1.0
                  December 31, 2002                  4.70 to 1.0
                   January 31, 2003                  4.85 to 1.0
                  February 28, 2003                  4.85 to 1.0
                     March 31, 2003                  4.85 to 1.0
                     April 30, 2003                  4.40 to 1.0
                       May 31, 2003                  4.25 to 1.0
                      June 30, 2003                  4.20 to 1.0

        SECTION 8.8. EBITDA. The Borrower will maintain EBITDA for the period specified below in an amount not less than the sum indicated to the right of such period below:

                                                         EBITDA SHALL NOT
            FROM AND INCLUDING      TO AND INCLUDING       BE LESS THAN:
              January 1, 2002       February 28, 2002     $    1,175,000
              January 1, 2002          March 31, 2002     $    2,745,000
              January 1, 2002          April 30, 2002     $    3,750,000
              January 1, 2002            May 31, 2002     $    4,500,000
              January 1, 2002           June 30, 2002     $    5,865,000
              January 1, 2002           July 31, 2002     $    6,485,000
              January 1, 2002         August 31, 2002     $    7,040,000

                                                          EBITDA SHALL NOT
            FROM AND INCLUDING      TO AND INCLUDING       BE LESS THAN:
              January 1, 2002      September 30, 2002     $    8,465,000
              January 1, 2002        October 31, 2002     $    9,150,000
              January 1, 2002       November 30, 2002     $    9,835,000
              January 1, 2002       December 31, 2002     $   10,700,000
             February 1, 2002        January 31, 2003     $   10,195,000
                March 1, 2002       February 28, 2003     $   10,155,000
                April 1, 2002          March 31, 2003     $   10,120,000
                  May 1, 2002          April 30, 2003     $   10,520,000
                 June 1, 2002            May 31, 2003     $   10,750,000
                 July 1, 2002           June 30, 2003     $   10,900,000

        SECTION 8.9. FIXED CHARGE COVERAGE RATIO. The Borrower will not, as of the last day of each monthly accounting period of the Borrower ending on or about any date specified below, permit the Fixed Charge Coverage Ratio to be less than:

                                          FIXED CHARGE LEVERAGE
                                            RATIO SHALL NOT BE
              PERIOD ENDING ON OR ABOUT        GREATER THAN

                  February 28, 2002            0.90 to 1.0
                     March 31, 2002            1.35 to 1.0
                     April 30, 2002            1.20 to 1.0
                       May 31, 2002            1.15 to 1.0
                      June 30, 2002            1.25 to 1.0
                      July 31, 2002            1.10 to 1.0
                    August 31, 2002            1.05 to 1.0
                 September 30, 2002            1.15 to 1.0
                   October 31, 2002            1.05 to 1.0
                  November 30, 2002            1.05 to 1.0
                  December 31, 2002            1.05 to 1.0
                   January 31, 2003            0.95 to 1.0
                  February 28, 2003            0.95 to 1.0
                     March 31, 2003            0.95 to 1.0
                     April 30, 2003             1.0 to 1.0
                       May 31, 2003             1.0 to 1.0

                                          FIXED CHARGE LEVERAGE
                                            RATIO SHALL NOT BE
              PERIOD ENDING ON OR ABOUT        GREATER THAN

                     June 30, 2003              1.0 to 1.0

        SECTION 8.10. CAPITAL EXPENDITUES. The Borrower will not, nor will it permit any Subsidiary to, expend or (without duplication) become obligated to expend, in each case for Capital Expenditures aggregating for the Borrower and its Subsidiaries (taken together) in excess of $3,500,000 during fiscal 2002 and $2,000,000 during fiscal 2003.

        SECTION 8.11. INDEBTEDNESS. The Borrower will not, nor will it permit any of its Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness; PROVIDED, HOWEVER, that the foregoing provisions shall not restrict nor operate to prevent:

               (a)    the Obligations;

               (b) purchase money indebtedness and Capitalized Lease Obligations secured by Liens permitted by Section 8.12(d) hereof in an aggregate amount which does not exceed $3,000,000 at any one time outstanding;

               (c) intercompany borrowings by and from the Borrower and its Subsidiaries;

               (d) indebtedness secured by Liens permitted by Section 8.12(e) hereof in an aggregate amount which does not exceed $1,000,000 at any one time outstanding;

               (e) unsecured indebtedness in an aggregate principal amount not to exceed $1,500,000 at any one time outstanding in favor of vendors or suppliers other than Deere or Caterpillar representing the extension, with the consent of the creditor, beyond the normal due date (but not beyond 360 days from invoice) of trade credit incurred in the ordinary course of business;

               (f)    unsecured Subordinated Debt;

               (g) the liability of Morton Metalcraft Co. of South Carolina for the currently outstanding indebtedness of SMP to Little River Electric Cooperative, Inc. ("LITTLE RIVER") evidenced by that certain Mortgage Note of SMP dated as of November 22, 1996 payable to the order of Little River in the face principal amount of $400,000 PROVIDED such liability at no time aggregates in excess of $400,000; and

               (h)    unsecured indebtedness not otherwise permitted by this
        Section 8.11 provided the aggregate amount at any one time outstanding does not exceed $100,000.

        SECTION 8.12. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by the Borrower or any such Subsidiary; PROVIDED, HOWEVER, that this Section shall not apply to nor operate to prevent:

               (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

               (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not overdue or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

               (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this clause, including interest and penalties thereon, if any, shall not be in excess of $250,000 at any one time outstanding;

               (d) Liens securing indebtedness permitted by Section 8.11(b) hereof in respect of Property now owned or hereafter acquired by the Borrower or any of its Subsidiaries (not extending to any other Property), or Liens on Property so acquired (not extending to any other Property) existing at the time of acquisition thereof, or renewals, extensions and refundings of any such Liens (not extending to any other Property);

               (e) any Lien existing on any Property (other than (i) shares of stock in any Subsidiary, (ii) receivables, inventory and similar working capital assets and (iii) patents, trademarks and similar intangibles) prior to the acquisition thereof by the Borrower or any Subsidiary, provided that such Lien is not created in contemplation of or in connection with such acquisition;

               (f) Liens on the real estate of Morton Metalcraft Co. of South Carolina in Honea Path, Abbeville County, South Carolina and the buildings and other improvements situated on such real estate securing the indebtedness permitted by Section 8.11(g) hereof PROVIDED such liens do not in any event encumber any trade fixtures or similar equipment;

               (g)    the Liens described on Schedule 8.12 hereof; and

               (h) with respect to real property, easements, rights of way, reservations and other minor defects or irregularities in title which do not materially impair the use thereof for the purposes for which it is held by the Borrower or any of its Subsidiaries.

        SECTION 8.13. INVESTMENTS, LOANS, ADVANCES AND GUARANTIES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; PROVIDED, HOWEVER, that the foregoing provisions shall not apply to nor operate to prevent:

               (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

               (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

               (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

               (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

               (e) intercompany loans and advances by and from the Borrower and its Subsidiaries; and

               (f)    the Guaranties.

        In determining the amount of investments, loans, advances and guarantees permitted under this Section, investments shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein); loans and advances shall be taken at the principal amount thereof then remaining unpaid; and guarantees shall be taken at the amount of obligations guaranteed thereby.

        In addition to the foregoing, neither the Borrower nor any Subsidiary will, after the Effective Date, (i) create or become a party to the creation of any special-purpose vehicle or entity, whether or not the Borrower or any Subsidiary owns an equity interest therein, (ii) become a partner of any general or limited partnership or a member of any limited liability Company or similar Person, or (iii) enter into any agreement pursuant to which it will be allocated any profits or losses of any Person, whether or not it holds an equity interest of any type therein.

        SECTION 8.14. LEASES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any bank, insurance company or any other lender or investor providing for the leasing by the Borrower or any such Subsidiary of any Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor.

               (b) OPERATING LEASES. The Borrower shall not, nor shall it permit any of its Subsidiaries to, acquire the use or possession of any Property under a lease or similar arrangement, whether or not the Borrower or any of its Subsidiaries have the express or implied right to acquire title to or purchase such Property, at any time if, after giving effect thereto, the aggregate amount of fixed rentals and other consideration payable by the Borrower and its Subsidiaries under all such leases and similar arrangements would exceed $7,000,000 during any fiscal year of the Borrower.

        SECTION 8.15. DIVIDENDS AND CERTAIN OTHER RESTRICTED PAYMENTS. The Borrower will not (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock, PROVIDED, HOWEVER, that the foregoing shall neither apply to nor operate to prevent the Borrower's expenditure of up to $63,000 in the aggregate to redeem fractional shares of its common stock resulting from a previous reverse stock split of the Borrower.

        SECTION 8.16. MERGERS, CONSOLIDATIONS AND SALES. The Borrower will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of any operating unit or division or any rights to any trade name or similar intangible or all or any substantial part of its Property (except for sales of inventory in the ordinary course of business), or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; PROVIDED, HOWEVER, that:

               (a) any Subsidiary of the Borrower may merge or consolidate with or into the Borrower or any Wholly Owned Subsidiary of the Borrower; PROVIDED THAT in any such merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation, or, in the case of any other merger or consolidation of a Subsidiary and a Wholly Owned Subsidiary of the Borrower, such Wholly Owned Subsidiary shall be the continuing or surviving corporation; and PROVIDED, FURTHER, that, in the case of such a merger or consolidation involving a Guarantor, the net worth of the continuing or surviving corporation shall not be less than the net worth of such Guarantor immediately prior to such merger or consolidation;

               (b) any Subsidiary may in the ordinary course of its business sell, lease or otherwise dispose of all or any substantial part of its equipment to the Borrower or any Wholly Owned Subsidiary of the Borrower; and

               (c) the Borrower may merge with a Wholly Owned Subsidiary incorporated in Delaware and directly owned by the Borrower solely for the purpose of changing the

        Borrower's state of incorporation to Delaware, with such Wholly Owned Subsidiary surviving such merger, PROVIDED THAT:

                    (i) at the time of such merger, no Default or Event of Default shall occur or be continuing;

                    (ii) such Wholly Owned Subsidiary shall have acknowledged in writing (in form and substance reasonably satisfactory to the Agent and Required Lenders) its assumption of all the Borrower's obligations under the Loan Documents to the same extent, with the same force and effect, as if such Wholly Owned Subsidiary were originally the Borrower identified and defined therein;

                    (iii) the Agent shall have received an opinion of counsel of the Borrower, and such other assurances that the Agent or Required Lenders shall reasonably require, to confirm that such merger has been effected in accordance with all applicable laws and that the foregoing conditions set forth in this subsection
               (c) have been satisfied; and

                    (iv) such merger shall have no adverse effect on the financial condition Properties, business or operations the Borrower or any Subsidiary or on the ability of any Subsidiary to perform or the Agent's ability to enforce performance of the obligations of any of them under the Loan Documents.

The term "substantial" as used herein shall mean the sale, transfer, lease or other disposition in any fiscal year of five percent (5%) or more of the Properties of the Borrower and its Subsidiaries taken as a whole.

        SECTION 8.17. ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make any Acquisitions.

        SECTION 8.18. MAINTENANCE OF SUBSIDIARIES. The Borrower will not assign, sell or transfer, or permit any of its Subsidiaries to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary, PROVIDED that the foregoing shall not operate to prevent the issuance, sale and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary.

        SECTION 8.19. FORMATION OF SUBSIDIARIES. In the event any Subsidiary is formed or acquired after the date hereof, the Borrower shall within thirty (30) Business Days thereof (x) furnish an update to Schedule 6.2 hereof to reflect such new Subsidiary and (y) cause such newly-formed or acquired Subsidiary to execute a Guaranty and execute such Collateral Documents to the extent required by Section 4 hereof (on terms substantially similar to those executed in connection with this Agreement) as the Agent may then require granting the Agent for the benefit of the Lenders a security interest in and lien on the personal property of such Subsidiary as collateral security for the Notes and the other Obligations, as well as the Hedging Liability, together with documentation (including a legal opinion) similar to that described in Section 7.2 hereof relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor hereunder and otherwise under its Loan Documents in form and substance satisfactory to the Agent and such other instruments, documents, certificates and opinions as are required by the Agent in connection therewith.

        SECTION 8.20. ERISA. The Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any material portion of its Properties. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Lenders of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any such Subsidiary with respect to any post-retirement Welfare Plan benefit.

        SECTION 8.21. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to the Properties or business operations of the Borrower or any such Subsidiary, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Borrower and its Subsidiaries taken as a whole or would reasonably be expected to result in a Lien upon any of their Property.

        SECTION 8.22. BURDENSOME CONTRACTS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly Owned Subsidiaries) on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

        SECTION 8.23. CHANGES IN FISCAL YEAR. Except to change (with notice to the Lenders) its fiscal year to correspond with the calendar year, neither the Borrower nor any of its Subsidiaries will change its fiscal year from its present basis without the prior written consent of the Required Lenders.

        SECTION 8.24. CHANGE IN THE NATURE OF BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business or activity if as a result the general nature of the business of the Borrower or any such Subsidiary would be changed in any material respect from the general nature of the business engaged in by the Borrower or such Subsidiary on the date of this Agreement.

        SECTION 8.25. USE OF LOAN PROCEEDS. The Borrower will use the Revolving Credit and Term Loans solely to refinance currently outstanding Indebtedness and to finance general corporate needs.

        SECTION 8.26.  [INTENTIONALLY DELETED.].

        SECTION 8.27. NET WORTH. The Borrower will, as of November 30, 2001, have a Net Worth of not less than $3,000,000.

        SECTION 8.28. BANK WARRANTS. Until the Obligations and Hedging Liability have been fully paid and the Revolving Credit Commitments terminated, the Borrower will take such actions as may be necessary from time to time (including, without limitation, extending the expiration dates of the Bank Warrants) to allow the Bank Warrants to continue to be exercisable by the holders thereof and their permitted successors and assigns.

        SECTION 8.29. CLASS A COMMON STOCK. The Borrower shall at all times maintain, in reserve, and keep available for issuance such number of authorized shares of Class A Common Stock as may at any time be issuable upon exercise of the Bank Warrants, solely for the purpose of issue upon the exercise of the Bank Warrants.

        SECTION 8.30. ISSUANCE OF DILUTIVE EQUITY. The Borrower will not, during the period commencing January 1, 2000 and ending December 31, 2003 (1) issue, deliver or authorize the issuance of, offer, pledge, sell, contract to sell, sell any option, subscription, rights, warrants or contract to purchase, purchase any option, subscription, rights, warrants or contract to sell, grant any option, subscription, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or Class B Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or Class B Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or Class B Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or Class B Common Stock or such other securities, in cash or otherwise, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, except for (i) the issuance of Class A Common Stock in exchange for Class B Common Stock outstanding as of December 31, 1999, in accordance with the Borrower's Articles of Incorporation, (ii) the issuance of Class A Common Stock upon exercise of the options to purchase Class A Common Stock outstanding on December 31, 1999, and described on Schedule 6.18 hereto,
(iii) the issuance of options to purchase Class A Common Stock for bona fide compensatory purposes pursuant to the Borrower's 1997 Stock Option Plan, or (iv) the issuance of options for bona fide compensatory purposes pursuant to the Borrower's Morton Industrial Group, Inc. Nonemployee Directors' Compensation Plan. The Borrower will not seek to increase the number of shares of Class A Common Stock authorized or issuable under the 1997 Stock Option Plan or the Amended and Restated Executive and Director Option Agreements, or the Morton Industrial Group, Inc. Nonemployee Directors' Compensation Plan as of December 31, 1999, other than by an amount not exceeding 50,000 shares.

        SECTION 8.31. FINANCIAL ADVISOR. The Borrower shall continue to engage BBK, Ltd., at the Borrower's own cost and expense, as a financial advisor. The nature and scope of the engagement shall be determined by the Borrower and such financial advisor, PROVIDED the Borrower shall provide to the Agent and the Lenders such information and details with respect to

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the engagement of the financial advisor and the nature and scope of its engagement as may be requested by the Agent or any Lender, and PROVIDED FURTHER that such engagement shall at least involve review of the Borrower's monthly performance as compared to the Approved Base Case. As long as the Borrower's performance is no worse than the Approved Base Case, the financial advisory engagement may be a "desk top" review. The Borrower shall take reasonable steps to assure that such financial advisor is available for discussions with the Lenders regarding the financial advisor's findings and recommendations at such times and intervals reasonably required by the Agent or the Required Lenders.

SECTION 9.     EVENTS OF DEFAULT AND REMEDIES.

        SECTION 9.1. Any one or more of the following shall constitute an Event of Default hereunder:

               (a) default in the payment when due of all or any part of the principal of any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or default in the reimbursement when due of amounts drawn under a Letter of Credit; or

               (b) default for five (5) days or more in the payment when due of all or any part of interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other amount payable by the Borrower hereunder or under any Application; or

               (c) default in the observance or performance of any covenant set forth in Section 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13, 8.14,
        8.15, 8.16, 8.17, 8.18, 8.25, 8.27, 8.28, 8.29, 8.30 or 8.31 hereof or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon; or

               (d) default in the observance or performance of any covenant set forth in Section 8.5 hereof which is not remedied within ten (10) days after written notice thereof to the Borrower by the Agent or any Lender; or

               (e) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after written notice thereof to the Borrower by the Agent or any Lender; or

               (f) any representation or warranty made by the Borrower herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any Loan made or Letter of Credit issued hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

               (g) any event occurs or condition exists (other than those described in subsections (a) through (f) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or

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        shall cease to be in full force and effect or is declared to be null and void, or any Guarantor shall purport to disavow, revoke, repudiate or terminate its obligations thereunder, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder; or

               (h) default shall occur under any evidence of Indebtedness aggregating $1,000,000 or more issued, assumed or guaranteed by the Borrower or any Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated) or any such Indebtedness shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

               (i) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $250,000 shall be entered or filed against the Borrower or any of its Subsidiaries or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of thirty (30) days; or

               (j) the Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $250,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $250,000 (collectively, a "MATERIAL PLAN") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

               (k) the Borrower or any Subsidiary makes any prepayment of any principal or interest on any Subordinated Debt or otherwise makes any payment or other distribution on account of the principal of or interest on any indebtedness which payment or other distribution is prohibited under the terms of any instrument subordinating such indebtedness to the Obligations, or the Borrower or any Subsidiary amends or modifies the terms relating to any Subordinated Debt or the terms pursuant to which such Subordinated Debt is subordinated to the Obligations without the prior written consent of the Required Lenders;

               (l)    a Change of Control shall occur; or

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               (m)    the Borrower or any Subsidiary shall (i) have entered
        involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in this Section 9.1(m); or

               (n) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any substantial part of any of their Property, or a proceeding described in Section 9.1(m) shall be instituted against the Borrower or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

        SECTION 9.2. When any Event of Default described in clauses (a) through (l), both inclusive, of Section 9.1 has occurred and is continuing, the Agent shall, upon request of the Required Lenders, by notice to the Borrower, take either or both of the following actions:

               (a) terminate the obligations of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

               (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest and all fees, charges and other amounts payable hereunder, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

        SECTION 9.3. When any Event of Default described in clauses (m) or (n) of Section 9.1 has occurred and is continuing, then the Notes, including both principal and interest, and all fees, charges and other amounts payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

        SECTION 9.4. When any Event of Default, other than an Event of Default described in subsections (m) or (n) of Section 9.1, has occurred and is continuing, the relevant Borrower shall, upon demand of the Agent (which demand shall be made upon the request of the Required Lenders), and when any Event of Default described in subsections (m) or (n) of Section 9.1 has occurred the Borrower shall, without notice or demand from the Agent, immediately pay to the Agent the full outstanding amount of each Letter of Credit (such amount to be held as cash collateral for the Borrower's obligations in respect of the Letters of Credit), the Borrower

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agreeing to immediately make each such payment and acknowledging and agreeing the Agent and the Lenders would not have an adequate remedy at law for failure of the Borrower to honor any such demand and that the Agent shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws had been made under any such Letter of Credit.

SECTION 10.    THE AGENT.

        SECTION 10.1. APPOINTMENT AND AUTHORIZATION. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the Guaranties and the Applications as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the Lenders except as expressly set forth herein. The Agent may resign at any time by sending twenty (20) days prior written notice to the Borrower and the Lenders and may be removed by the Required Lenders upon twenty (20) days prior written notice to the Borrower and the Lenders. In the event of any such resignation or removal the Required Lenders may appoint a new agent after consultation with the Borrower, which shall succeed to all the rights, powers and duties of the Agent hereunder and under the Guaranties and Applications. Any resigning or removed Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns or is removed and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and (i) the Borrower shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Agent's rights in the Guaranties and Applications shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

        SECTION 10.2. RIGHTS AS A LENDER. The Agent has and reserves all of the rights, powers and duties hereunder and under its Notes and the Guaranties and Applications as any Lender may have and may exercise the same as though it were not the Agent and the terms "LENDER" or "LENDERS" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent in its individual capacity as a Lender.

        SECTION 10.3. STANDARD OF CARE. The Lenders acknowledge that they have received and approved copies of the Guaranties and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent makes no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Notes or the Guaranties or of any other documents called for hereby or thereby. Neither the Agent nor any director, officer, employee, agent or representative thereof shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the Guaranties or Applications or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent shall incur no liability under or in respect of this Agreement or

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the Guaranties or Applications by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Borrower), unless it has actual knowledge of the untruthfulness of same. The Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care except for the gross negligence or willful misconduct of its employees. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Borrower. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and the Agent shall have no liability to any Lender with respect thereto.

        SECTION 10.4. COSTS AND EXPENSES. Each Lender agrees to reimburse the Agent for all costs and expenses suffered or incurred by the Agent in performing its duties hereunder and under the Guaranties and Applications, or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby, to the extent that the Agent is not promptly reimbursed for same by the Borrower, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments. If any Lender fails to reimburse the Agent for such Lender's share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

        SECTION 10.5. INDEMNITY. The Lenders, to the extent not prohibited by applicable law, shall ratably indemnify and hold the Agent, and its directors, officers, employees, agents or representatives harmless from and against any liabilities, losses, costs and expenses suffered or incurred by them hereunder or under the Guaranties or Applications or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the relevant Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Lender defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

        SECTION 10.6. INTEREST RATE HEDGING ARRANGEMENTS. By virtue of a Lender's execution of this Agreement or an Assignment Agreement, as the case may be, any Affiliate of such Lender

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with whom the Borrower has entered into an agreement creating Hedging Liability shall be deemed a Lender party hereto for purpose of any reference in a Loan Document to the parties for whom the Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate's right to share in payments and collections out of the Collateral and the Guaranties as more fully set forth in other provisions hereof.

SECTION 11.    JOINT AND SEVERAL LIABILITY AND GUARANTIES.

        SECTION 11.1. JOINT AND SEVERAL LIABILITY AND GUARANTIES. To induce the Lenders to provide the credit described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Subsidiary party hereto and each Subsidiary which executes and delivers a Guaranty (each such Subsidiary being hereinafter referred to individually as a "GUARANTOR" and collectively as the "GUARANTORS") hereby unconditionally and irrevocably guarantee jointly and severally to the Agent, the Lenders, their Affiliates and each other holder of any of the Obligations or Hedging Liability,
(x) the due and punctual payment of all present and future Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans and Reimbursement Obligations, as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof and (y) the due and punctual payment of all present and future Hedging Liability as and when the same shall become due and payable, whether at its stated maturity, by acceleration or otherwise, according to the terms thereof (the Obligations and Hedging Liability so guaranteed being hereinafter referred to collectively as the "GUARANTEED OBLIGATIONS"). In case of failure by the Borrower punctually to pay any Guaranteed Obligations, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrower.

        SECTION 11.2. GUARANTY UNCONDITIONAL. The obligations of each Guarantor as a guarantor or joint and several obligor under the Loan Documents, the instruments or documents governing any Hedging Liability (the loan documents and such other instruments and documents governing the Hedging Liability being hereinafter referred to collectively as the "GUARANTEED DEBT DOCUMENTS" and individually as a "GUARANTEED DEBT DOCUMENT," including this Section 11, shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

               (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or of any other Guarantor under this Agreement or any other Guaranteed Debt Document or by operation of law or otherwise;

               (b) any modification or amendment of or supplement to this Agreement or any other Guaranteed Debt Document;

               (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the

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        Borrower, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or of any other Guarantor contained in any Guaranteed Debt Document;

               (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Agent, any Lender or any other Person, whether or not arising in connection herewith;

               (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any other Guarantor or any other Person or Property;

               (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower, regardless of what obligations of the Borrower remain unpaid;

               (g) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of this Agreement or of any other Guaranteed Debt Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Note or any other amount payable by them under the Guaranteed Debt Documents; or

               (h) any other act or omission to act or delay of any kind by the Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantors under the Guaranteed Debt Documents.

        SECTION 11.3. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each Guarantor's obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under any of the Guaranteed Debt Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or of any Guarantor, or otherwise, each Guarantor's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

        SECTION 11.4.  WAIVERS.

        (a) GENERAL. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Lender or any other Person against the Borrower, another Guarantor or any other Person.

        (b) SUBROGATION AND CONTRIBUTION. Each Guarantor hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available

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to such Guarantor against any Person liable for payment of the Guaranteed
Obligations, or as to any security therefor, unless and until the full amount owing on the Guaranteed Obligations has been paid and the Commitments have terminated; and the payment by such Guarantor of any amount pursuant to any of the Guaranteed Debt Documents on account of credit extended to the Borrower shall not in any way entitle such Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Guaranteed Obligations or any proceeds thereof or any security therefor unless and until the full amount owing on the Guaranteed Obligations has been paid and the Commitments have terminated.

        SECTION 11.5. LIMIT ON RECOVERY. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 11 shall not (to the extent required by or as may be necessary or desirable to ensure the enforceability against such Guarantor of its obligations hereunder or thereunder in accordance with the laws of the jurisdiction of its incorporation or where it carries on business) exceed (x) the amount which would render such Guarantor's obligations under this Section 11 void or voidable under applicable law, including without limitation fraudulent conveyance law minus (y) $1.00.

        SECTION 11.6. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Guaranteed Debt Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

        SECTION 11.7. BENEFIT TO GUARANTORS. All of the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extension of credit hereunder.

        SECTION 11.8. GUARANTOR COVENANTS. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.

SECTION 12.    MISCELLANEOUS.

        SECTION 12.1. HOLIDAYS. If any payment of principal or interest on any Note or any fee hereunder shall fall due on a day which is not a Business Day, principal together with interest at the rate the Note bears for the period prior to maturity or any fee at the rate such fee accrues shall continue to accrue from the stated due date thereof to and including the next succeeding Business Day, on which the same is payable.

        SECTION 12.2. NO WAIVER, CUMULATIVE REMEDIES. No delay or failure on the part of the Agent or any Lender or on the part of any other holder of any
Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or

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the exercise of any other power or right, and the rights and remedies hereunder of the Agent, each Lender and each other holder of any Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

        SECTION 12.3. WAIVERS, MODIFICATIONS AND AMENDMENTS. Any provision hereof or of the Notes or the Guaranties may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders; PROVIDED, HOWEVER, that without the consent of all Lenders no such amendment, modification or waiver shall increase the amount or extend the terms of any Lender's Commitment or increase the L/C Sublimit or reduce the interest rate applicable to or extend the maturity (including any scheduled installment) of its Notes or reduce the amount of the principal or interest or fees to which such Lender is entitled hereunder or release any substantial (in value) part of the collateral security afforded by the Collateral Documents (except in connection with a sale or other disposition required to be effected by the provisions hereof or of the Collateral Documents) or release any Guarantor or change this Section or change the definition of "REQUIRED LENDERS" or change the number of Lenders required to take any action hereunder or under the Guaranties. No amendment, modification or waiver of the Agent's protective provisions shall be effective without the prior written consent of the Agent.

        SECTION 12.4. COSTS AND EXPENSES. The Borrower agrees to pay on demand the costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the other instruments and documents to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or in connection with any consents hereunder or waivers or amendments hereto or thereto, including the fees and expenses of Messrs. Chapman and Cutler, counsel for the Agent, with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated), and all costs and expenses (including attorneys' fees), if any, incurred by the Agent, the Lenders or any other holders of a Note in connection with a default under or the enforcement of the Loan Documents or any other instrument or document to be delivered hereunder or thereunder. The Borrower agrees to pay on demand all costs and expenses for which it is liable in accordance with the preceding sentence in connection with Letters of Credit issued for its account. The Borrower agrees to indemnify and save the Lenders and the Agent harmless from any and all liabilities, losses, costs and expenses (collectively, "INDEMNIFIED LIABILITIES") incurred by the Lenders or the Agent in connection with any action, suit or proceeding brought against the Agent or any Lender by any Person (but excluding attorneys' fees for litigation solely between the Lenders to which the Borrower is not a party) which arises out of the transactions contemplated or financed hereby or out of any action or inaction by the Agent or any Lender hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The Borrower agrees to similarly indemnify and save the Lenders and the Agent harmless from any and all indemnified liabilities as relate to Letters of Credit issued for its account. The provisions of this Section and the protective provisions of Section 2 hereof shall survive payment of the Notes.

        SECTION 12.5. DOCUMENTARY TAXES. The Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement, the Notes, the Applications, or any Guaranty including interest and penalties, in the event any such taxes are

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assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

        SECTION 12.6. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in any other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

        SECTION 12.7. SURVIVAL OF INDEMNITIES. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.3, 2.7, 2.8 and 2.9 hereof, shall survive the termination of this Agreement and the payment of the Notes.

        SECTION 12.8. NOTICES. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable or telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, in the case of the Borrower, or on the appropriate signature page hereof, in the case of the Lenders and the Agent, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Borrower given by United States certified or registered mail or by telecopy. Notices hereunder to the Borrower shall be addressed to the name of such Person at:

                 1021 West Birchwood
                 Morton, Illinois  61550-0429
                 Attention: Chief Financial Officer
                 Telephone: (309)266-7176
                 Telecopy:  (309)263-1841

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; PROVIDED THAT any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

        SECTION 12.9. HEADINGS. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

        SECTION 12.10. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the Notes may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and the Notes are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the Notes invalid or unenforceable.

        SECTION 12.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

        SECTION 12.12. BINDING NATURE, GOVERNING LAW, ETC. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders and the benefit of their successors and assigns, including any subsequent holder of an interest in the Notes. This Agreement and the rights and duties of the parties hereto shall be governed by, and construed in accordance with, the internal laws of the State of Illinois without regard to principles of conflicts of laws. The Borrower may not assign its rights hereunder without the written consent of the Lenders.

        SECTION 12.13. ENTIRE UNDERSTANDING. This Agreement, together with the Notes, constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby except for prior understandings related to fees payable to the Agent upon the initial closing of the transactions contemplated hereby.

        SECTION 12.14. PARTICIPATIONS. Any Lender may, upon the prior written consent of the Borrower (which consent shall not be unreasonably withheld), grant participations in its extensions of credit hereunder to any other bank or other lending institution (a "PARTICIPANT") PROVIDED that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of such Lender's rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders and (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder.

        SECTION 12.15. ASSIGNMENT AGREEMENTS. Each Lender may, from time to time upon at least five (5) Business Days' prior written notice to the Agent, assign to other commercial lenders part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by any Note then owned by such assigning Lender, together with an equivalent proportion of the related Commitment for which such Note was issued) pursuant to written agreements executed by such assigning Lender, such assignee lender or lenders, the Borrower and the Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee lender and the portion of the Commitments of the assigning Lender to be assumed by it (the "ASSIGNMENT AGREEMENTS"); PROVIDED, HOWEVER, that (i) any assignment hereunder shall be of the same percentage of such Lender's Revolving Credit Note, Revolving Credit Commitment, Revolving Loans and interests in Letters of Credit and Swing Loans, and Term Loan; (ii) unless the Agent otherwise consents, the aggregate amount of the Commitments, Loans and Notes of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000; (iii) the Swing Loans and Swing Line Commitment shall only be assigned (if at all) in total; (iv) the Agent, each Lender originally party hereto and the Borrower must each consent (such consent to not be unreasonably withheld by any such party), to each such assignment to a party which was not an original signatory of this Agreement (provided no such consent is required from the Borrower (x) for any assignment to any Lender party hereto, whether an original signatory of this Agreement or a party hereto by reason of an Assignment Agreement, (y) for any assignment to any Affiliate of any such Lender and (z) for any such assignment made during the continuance of any Event of Default); and (v) the assigning Lender must pay to the Agent a processing and recordation fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Borrower and the Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Borrower being acquired by it, (i) such assignee lender shall thereupon become a "LENDER" for all purposes of this Agreement with Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitments assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrower shall execute and deliver Notes to the assignee Lender in the respective amounts of its Commitments under the Revolving Credit and Swing Line and its Term Loans and new Notes to the assigning Lender in the respective amounts of its Commitments under the Revolving Credit and its Term Loans after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "NOTES" for all purposes of this Agreement.

        SECTION 12.16. CONFIDENTIALITY. The Agent and each Lender shall hold in confidence any material nonpublic information delivered or made available to them by the Borrower or any Subsidiary. The foregoing to the contrary notwithstanding, nothing herein shall prevent any Lender from disclosing any information delivered or made available to it by the Borrower or any Subsidiary
(i) to any other Lender, (ii) to any other Person if reasonably incidental to the administration of the credit contemplated hereby, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Lender which is not permitted by this Agreement, (vi) in connection with any litigation to which the Agent, any Lender, or any of their respective Affiliates may be a party, along with the Borrower, any Subsidiary or any of their respective Affiliates, (vii) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement, the other L/C Documents or otherwise, (viii) to such Lender's legal counsel and financial consultants and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights under the credit contemplated hereby provided such participant or assignee agrees in writing to be bound by the duty of confidentiality under this Section to the same extent as if it were a Lender hereunder.

        SECTION 12.17. RELEASE OF CLAIMS. TO INDUCE THE LENDERS AND THE AGENT TO ENTER INTO THIS AGREEMENT, THE BORROWER AND THE GUARANTORS HEREBY RELEASE, ACQUIT, AND FOREVER DISCHARGE THE LENDERS, THE AGENT AND THEIR AFFILIATES AND THEIR

RESPECTIVE OFFICERS, DIRECTORS, AGENTS, ATTORNEYS, ADVISORS, CONSULTANTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS, AND CAUSES OF ACTION OF ANY KIND (IF THERE ARE ANY), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, THAT THEY NOW HAVE OR EVER HAD AGAINST THE LENDERS, THE AGENT AND THE OTHER PARTIES IDENTIFIED ABOVE, OR ANY ONE OR MORE OF THEM INDIVIDUALLY, UNDER OR IN CONNECTION WITH THE PREVIOUS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AS DEFINED THEREIN, OR THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AS DEFINED HEREIN.

        Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

        Dated as of the date first above written.

                                       MORTON INDUSTRIAL GROUP, INC.

                                       By
                                          Its:
                                              ----------------------------------

                                       MORTON METALCRAFT CO.

                                       By
                                          Its:
                                              ----------------------------------

                                       MORTON METALCRAFT CO. OF NORTH CAROLINA

                                       By
                                          Its:
                                              ----------------------------------

                                       MORTON METALCRAFT CO. OF SOUTH CAROLINA

                                       By
                                          Its:
                                              ----------------------------------

                                       MID CENTRAL PLASTICS, INC.

                                       By
                                          Its:
                                              ----------------------------------

                                       B&W METAL FABRICATORS, INC.

                                       By
                                          Its:
                                              ----------------------------------

        Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

        Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of setoff or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under this Agreement, the Notes, the Guaranties or otherwise) in respect of the obligations of the Borrower under this Agreement, the Notes and the Guaranties in a greater amount than such Lender would have received had such payment been made to the Agent and been distributed among the Lenders as contemplated by
Section 3.5 hereof then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the obligations of the Borrower to such Lenders arising under this Agreement the Notes, and the Guaranties in such amount as shall result in a distribution of such payment as contemplated by Section 3.5 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, but without interest.

Amount and Percentage of Commitments:

Revolving Credit Commitment:              HARRIS TRUST AND SAVINGS BANK
$8,750,000.00 (41.666667%)

Term Loan Commitment:                     By
                                             -----------------------------------
$13,735,591.65 (41.666667%)                   Its Vice President

                                          111 West Monroe Street
                                          Chicago, Illinois 60603

                                          Attention: Kimberly A. McMahon
                                          Telephone: (312) 461-2377
                                          Telecopy: (312) 765-1655

                                          LIBOR Funding Office:
                                          Nassau Branch
                                          c/o 111 West Monroe Street
                                          Chicago, Illinois 60690

Amount and Percentage of Commitments:

Revolving Credit Commitment:              FIRSTAR BANK, N.A.
$2,916,666.67 (13.888889%)

Term Loan Commitment:                     By
                                             -----------------------------------
$4,578,530.54 (13.888889%)                  Its
                                                --------------------------------

                                          777 East Wisconsin Avenue
                                          Milwaukee, Wisconsin 53202
                                          Attention:
                                                     ---------------------------
                                          Telephone:
                                                     ---------------------------
                                          Telecopy:
                                                    ----------------------------

                                          LIBOR Funding Office

                                          777 East Wisconsin Avenue
                                          Milwaukee, Wisconsin 53202

Amount and Percentage of Commitments:

Revolving Credit Commitment:              NATIONAL CITY BANK
$2,333,333.33 (11.111111%)

Term Loan Commitment:                     By
                                             -----------------------------------
$3,662,824.43 (11.111111%)                  Its
                                                --------------------------------

                                          1900 East Ninth Street
                                          Locator #2094
                                          Cleveland, Ohio 44114-3484
                                          Attention:  Margaret Moek
                                          Telephone:  (216) 575-2577
                                          Telecopy:  (216) 575-2162

                                          LIBOR Funding Office

                                          1900 East Ninth Street
                                          Locator #2094
                                          Cleveland, Ohio 44114-3484

Amount and Percentage of Commitments:

Revolving Credit Commitment:              BRANCH BANKING & TRUST CO.
$3,500,000.00 (16.666667%)

Term Loan Commitment:                     By
                                             -----------------------------------
$5,494,236.65 (16.666667%)                 Its
                                               ---------------------------------

                                          ------------------------------
                                          ------------------------------
                                          ------------------------------
                                          Attention
                                                    --------------------
                                          Telephone:  (___) ___-____
                                          Telecopy:  (___) ___-____

                                          LIBOR Funding Office

                                          ------------------------------
                                          ------------------------------
                                          ------------------------------

Amount and Percentage of Commitments:

Revolving Credit Commitment:              LASALLE BANK, NATIONAL ASSOCIATION
$3,500,000.00 (16.666667%)

Term Loan Commitment:                     By
                                             -----------------------------------
$5,494,236.65 (16.666667%)                  Its
                                                --------------------------------

                                          ------------------------------
                                          ------------------------------
                                          ------------------------------
                                          Attention
                                                    --------------------
                                          Telephone:  (___) ___-____
                                          Telecopy:  (___) ___-____

                                          LIBOR Funding Office

                                          ------------------------------
                                          ------------------------------
                                          ------------------------------